Exhibit 99.2








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                            AFG ENTERPRISES USA, INC.

                                    as Issuer

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                                 --------------

                                    INDENTURE

                           Dated as of March 29, 2006

                                  -------------

                          Senior Secured Notes Due 2011
                    Senior Secured Convertible Notes Due 2011


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS OF THE COMPANY........................................................1

ARTICLE I Definitions and Other Provisions of General Application..............1
     Section 1.01.    Definitions..............................................1
     Section 1.02.    Compliance Certificates and Opinions....................19
     Section 1.03.    Form of Documents Delivered to Trustee..................19
     Section 1.04.    Acts of Holders; Record Dates...........................20
     Section 1.05.    Notices, Etc., to Trustee and Company; Acts of
                      Holders.................................................21
     Section 1.06.    Notice to Holders; Waiver...............................22
     Section 1.07.    Conflict with Trust Indenture Act.......................22
     Section 1.08.    Effect of Headings and Table of Contents................23
     Section 1.09.    Successors and Assigns..................................23
     Section 1.10.    Severability Clause.....................................23
     Section 1.11.    Benefits of this Indenture..............................23
     Section 1.12.    Governing Law; Jurisdiction; Jury Trial.................23
     Section 1.13.    Legal Holidays..........................................23
     Section 1.14.    No Strict Construction..................................24
     Section 1.15.    Counterparts............................................24
     Section 1.16.    Dispute Resolution......................................24
     Section 1.17.    Compliance with Securities Laws.........................24

ARTICLE II Note Forms.........................................................24
     Section 2.01.    Forms Generally.........................................24
     Section 2.02.    Form of Face of Note....................................25
     Section 2.03.    Form of Reverse of Note.................................25
     Section 2.04.    Form of Trustee's Certificate of Authentication.........25
     Section 2.05.    Legend on Restricted Notes..............................25
     Section 2.06.    Replacement Notes.......................................25
     Section 2.07.    Outstanding Notes.......................................25

ARTICLE III The Notes.........................................................26
     Section 3.01.    Title and Terms.........................................26
     Section 3.02.    Denominations...........................................26
     Section 3.03.    Execution, Authentication, Delivery and Dating..........26
     Section 3.04.    Temporary Notes.........................................27
     Section 3.05.    Registration; Registration of Transfer and
                      Exchange; Restrictions on Transfer......................27
     Section 3.06.    Mutilated, Destroyed, Lost and Stolen Notes.............29
     Section 3.07.    Persons Deemed Owners...................................30
     Section 3.08.    Book-Entry Provisions for Global Notes..................30
     Section 3.09.    Cancellation and Transfer Provisions....................32
     Section 3.10.    CUSIP Numbers...........................................34


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ARTICLE IV Satisfaction and Discharge.........................................34
     Section 4.01.    Satisfaction and Discharge of Indenture.................34
     Section 4.02.    Application of Trust Money..............................35
     Section 4.03.    Repayment to the Company................................35

ARTICLE V Remedies............................................................35
     Section 5.01.    Events of Default.......................................35
     Section 5.02.    Acceleration of Maturity; Rescission and Annulment......37
     Section 5.03.    Collection of Indebtedness and Suits for Enforcement
                      by Trustee..............................................38
     Section 5.04.    Trustee May File Proofs of Claim........................39
     Section 5.05.    Application of Money Collected..........................39
     Section 5.06.    Limitation on Suits.....................................40
     Section 5.07.    Unconditional Right of Holders to Receive Payment.......40
     Section 5.08.    Restoration of Rights and Remedies......................40
     Section 5.09.    Rights and Remedies Cumulative..........................40
     Section 5.10.    Delay or Omission Not Waiver............................41
     Section 5.11.    Control by Holders......................................41
     Section 5.12.    Waiver of Past Defaults.................................41
     Section 5.13.    Undertaking for Costs...................................42
     Section 5.14.    Waiver of Stay or Extension Laws........................42

ARTICLE VI The Trustee........................................................42
     Section 6.01.    Certain Duties and Responsibilities.....................42
     Section 6.02.    Notice of Defaults......................................43
     Section 6.03.    Certain Rights of Trustee...............................43
     Section 6.04.    Not Responsible for Recitals............................44
     Section 6.05.    May Hold Notes..........................................44
     Section 6.06.    Money Held in Trust.....................................45
     Section 6.07.    Compensation and Reimbursement..........................45
     Section 6.08.    Disqualification; Conflicting Interests.................45
     Section 6.09.    Corporate Trustee Required; Eligibility.................46
     Section 6.10.    Resignation and Removal; Appointment of Successor.......46
     Section 6.11.    Acceptance of Appointment by Successor..................47
     Section 6.12.    Merger, Conversion, Consolidation or Succession
                      to Business.............................................47
     Section 6.13.    Preferential Collection of Claims Against...............48
     Section 6.14.    Trustee's Disclaimer....................................48
     Section 6.15.    Co-Trustee, Co-Collateral Agent and Separate
                      Trustees, Collateral Agent..............................48
     Section 6.16.    Trustee as Collateral Agent.............................50
     Section 6.17.    Registry of Available Amount............................50
     Section 6.18.    No Liability for Clean-up of Hazardous Materials........50

ARTICLE VII Holders' Lists and Reports by Trustee.............................51
     Section 7.01.    Company to Furnish Trustee Names and Addresses
                      of Holders..............................................51
     Section 7.02.    Preservation of Information; Communications to
                      Holders.................................................51
     Section 7.03.    Reports by Trustee......................................51


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ARTICLE VIII Business Combination Transactions;  Consolidation, Merger,
                      Conveyance, Transfer or Lease...........................52
     Section 8.01.    Company May Consolidate, etc., Only on Certain Terms....52
     Section 8.02.    Successor Substituted...................................52
     Section 8.03.    Business Combination Transactions.......................52

ARTICLE IX Supplemental Indentures............................................55
     Section 9.01.    Supplemental Indentures Without Consent of Holders......55
     Section 9.02.    Supplemental Indentures With Consent of Holders.........57
     Section 9.03.    Execution of Supplemental Indentures....................58
     Section 9.04.    Effect of Supplemental Indentures.......................58
     Section 9.05.    Conformity with Trust Indenture Act.....................58
     Section 9.06.    Reference in Notes to Supplemental Indentures...........58

ARTICLE X Covenants...........................................................59
     Section 10.01.   Payments................................................59
     Section 10.02.   Maintenance of Office or Agency.........................59
     Section 10.03.   Money for Note Payments to be Held in Trust.............59
     Section 10.04.   Statement by Officers as to Default.....................60
     Section 10.05.   Existence...............................................61
     Section 10.06.   Further Instruments and Acts............................61
     Section 10.07.   Reports and Delivery of Certain Information.............61
     Section 10.08.   Resale of Certain Notes.................................62
     Section 10.09.   Book-Entry System.......................................62
     Section 10.10.   Information for IRS Filings.............................62
     Section 10.11.   Liquidated Damages Under the Registration Rights
                      Agreement...............................................62
     Section 10.12.   Incurrence of Indebtedness..............................63
     Section 10.13.   Existence of Liens......................................63
     Section 10.14.   Restricted Payments.....................................63
     Section 10.15.   Restriction on Redemption and Dividends.................63
     Section 10.16.   Reservation of Authorized Shares........................64
     Section 10.17.   Financial Covenants.....................................64
     Section 10.18.   PIPE Offering...........................................65
     Section 10.19.   Management Offerings....................................65

ARTICLE XI Exchanges and Redemptions..........................................66
     Section 11.01.   Exchanges...............................................66
     Section 11.02.   Right to Require Redemption.............................67
     Section 11.03.   Deposit of Aggregate Redemption Price...................69
     Section 11.04.   Notes Redeemed in Part..................................69
     Section 11.05.   Repurchase of Notes at Option of the Holder Upon
                      Fundamental Change......................................69
     Section 11.06.   Effect of Fundamental Change Repurchase Notice..........72
     Section 11.07.   Notes Repurchased in Whole or in Part...................73
     Section 11.08.   Covenant to Comply With Securities Laws Upon
                      Repurchase of Notes.....................................73


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     Section 11.09.   Deposit of Fundamental Change Repurchase Price and
                      Common Stock for Fundamental Change Conversion..........74
     Section 11.10.   Repayment to the Company................................74

ARTICLE XII Interest Payments on the Notes....................................74
     Section 12.01.   Interest Rate...........................................74
     Section 12.02.   Interest Payment Upon Exchange or Redemption............75

ARTICLE XIII Conversion.......................................................75
     Section 13.01.   Conversion Privilege....................................75
     Section 13.02.   Conversion Procedure....................................78
     Section 13.03.   No Fractional Shares....................................81
     Section 13.04.   Taxes on Conversion.....................................81
     Section 13.05.   Company to Provide Stock................................81
     Section 13.06.   Adjustment of Conversion Price..........................82
     Section 13.07.   No Adjustment...........................................86
     Section 13.08.   Notice of Conversion Price Adjustment...................86
     Section 13.09.   Notice of Certain Transactions..........................86
     Section 13.10.   Effect of Reclassification, Consolidation, Merger
                      or Sale on Conversion Privilege.........................86
     Section 13.11.   Trustee's Disclaimer....................................87
     Section 13.12.   Voluntary Decrease......................................88
     Section 13.13.   Company Determination Final.............................88

ARTICLE XIV Make-Whole Premium................................................88
     Section 14.01.   Make-Whole Premium......................................88
     Section 14.02.   Payment of Make-Whole Premium...........................93
     Section 14.03.   Adjustment to the Make-Whole Premium....................93

ARTICLE XV Security...........................................................93
     Section 15.01.   Security Documents......................................93
     Section 15.02.   Recording...............................................95
     Section 15.03.   Possession of the Collateral............................95
     Section 15.04.   Suits to Protect the Collateral.........................96
     Section 15.05.   Release of Collateral...................................96
     Section 15.06.   Permitted Releases not to Impair Collateral.............96
     Section 15.07.   Sufficiency of Release; Purchaser Protected.............97
     Section 15.08.   Actions by the Collateral Agent.........................97
     Section 15.09.   Powers Exercisable by Receiver or Trustee...............97
     Section 15.10.   Determinations Relating to Collateral...................97

     EXHIBITS:

     Exhibit A -- Form of Face of Note
     Exhibit B -- Form of Reverse of Note
     Exhibit C -- Form of Trustee's Certificate of Authentication
     Exhibit D -- Fundamental Change Repurchase Notice
     Exhibit E -- Form of Business Combination Questionnaire


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      INDENTURE, dated as of March 29, 2006, between AFG Enterprises USA, Inc., a corporation duly organized and existing under the laws of the State of Nevada, as Issuer (the "Company"), having its principal office at 181 Wells Avenue, Suite 100, Newton, Massachusetts 02459, and The Bank of New York, a New York banking corporation, as Trustee (in such capacity the "Trustee").

                             RECITALS OF THE COMPANY

      The Company has duly authorized the creation of an issue of its Senior Secured Nonconvertible Notes Due 2011 (each a "Nonconvertible Note" and collectively, the "Nonconvertible Notes") and its Senior Secured Convertible Notes Due 2011 (each a "Convertible Note" and collectively, the "Convertible Notes", with each Nonconvertible Note and each Convertible Note, a "Note" and the Nonconvertible Notes and Convertible Notes, collectively, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

      All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and the Indenture, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Convertible Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I
             Definitions and Other Provisions of General Application

      Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

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            (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      "Act," when used in respect of any Holder, has the meaning specified in
Section 1.04.

      "Additional Contribution" has the meaning specified in Section 11.01.

      "Additional Contribution Amount" has the meaning specified in Section
11.01.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used in respect of any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent Members" has the meaning specified in Section 3.08.

      "Applicable Law" means any statute, law, ordinance, regulation, rule, code, order, judgment, decree, treaty, other requirement or rule of law of any Governmental Authority, applicable to the referenced party, asset or matter.

      "Applicable Price" has the meaning specified in Section 13.06(a).

      "Approved Business Combination Transaction" has the meaning specified in
Section 8.03.

      "Approving Holder" any Holder voting in favor of an Approved Business Combination Transaction.

      "Authorized Share Allocation" has the meaning specified in Section 10.16.

      "Authorized Share Failure" has the meaning specified in Section 10.16.

      "Available Amount" means such portion of the Cash Collateral held in the Escrow Account.

      "Board of Directors" means, in respect of any Person, either the board of directors of such Person or any duly authorized committee of that board.

      "Board Resolution" means, in respect of any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "BT Redemption Amount" has the meaning specified in Section 11.02.


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      "BT Redemption Date" has the meaning specified in Section 11.02.

      "BT Redemption Price" has the meaning specified in Section 11.02.

      "Business Combination Approval" has the meaning specified in Section 8.03.

      "Business Combination Notice" means the notice by the Company to the Holders and the Trustee in respect of a Business Combination Proposal, which includes:

      (i) the record date and voting date for the vote in respect of such Business Combination Proposal;

      (ii) a description of the proposed Business Combination Transaction, including, the financial terms thereof;

      (iii) a description of the target business and financial performance of the target business;

      (iv) a checklist of diligence tasks completed by the Company in relation to the proposed Business Combination Transaction;

      (v) the applicable Business Combination Transaction Amount and Business Combination Transaction Contribution Amount (including a reasonably detailed breakdown thereof);

      (vi) such consent documentation as may be necessary in connection with an Act of the Holders;

      (vii) a Business Combination Questionnaire;

      (viii) a statement that such portion of the Principal Amount of the Outstanding Notes of such Holder equal to the Business Combination Pro Rata Transaction Amount is subject to redemption pursuant to the terms of this Indenture if such Holder does not vote in favor of such Business Combination Proposal; and

      (ix) a full description of the proposed transaction and actual and pro forma financial information of the target, as appropriate.

      "Business Combination Pro Rata Transaction Amount" means, as determined following the Business Combination Vote in respect of any Holder, the lesser of
(a) the Principal Amount of the Outstanding Nonconvertible Notes of the applicable Holder and (b) such amount as determined in accordance with the following formula:

                                       B
            Amount =    A     x    _________

                                     (C-D)

                     For purposes of the foregoing formula:


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      A = the Principal Amount of the Outstanding Nonconvertible Notes of the
      applicable Holder.

      B = the Business Combination Transaction Contribution Amount.

      C = the aggregate Principal Amount of all of the Outstanding Nonconvertible Notes.

      D = the sum of the Principal Amounts of the Outstanding Nonconvertible Notes of all Holders voting against the applicable Approved Business Combination Transaction.

      "Business Combination Proposal" means a proposal for the Company to consummate a Business Combination Transaction.

      "Business Combination Questionnaire" means that certain questionnaire and ballot attached hereto as Exhibit E.

      "Business Combination Transaction" means a transaction to acquire by merger, securities purchase, asset purchase, or otherwise, a majority of the assets or equity of a Person, which Business Combination Transaction is for a purchase price equal to or greater than $15 million.

      "Business Combination Transaction Amount" means the sum of (i) the purchase price of any Business Combination Transaction, (ii) the reasonable fees and expenses of such Business Combination Transaction (including, without limitation, the fees and expenses of the Placement Agent as set forth in the Placement Agent Agreement) and (iii) the reasonable additional working capital requirements of the Company as a result of the consummation, and reasonably necessary in connection with the integration, of such Business Combination Transaction, in each case as determined by the Company and set forth in the Business Combination Notice.

      "Business Combination Transaction Contribution Amount" means such portion of the Business Combination Transaction Amount being funded from the Available Amount.

      "Business Combination Vote" has the meaning specified in Section 8.03.

      "Business Day" means any day other than a Saturday or Sunday when banks are required or authorized by Applicable Law to be closed in New York City.

      "Buy-In" has the meaning specified in Section 13.02(c).

      "Buy-In Price" has the meaning specified in Section 13.02(c).

      "Calculation Agent" has the meaning specified in Section 14.01(c).


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      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, in respect of partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "Cash Collateral" means any cash or cash equivalents held by the Trustee for the benefit of the Holders in the Escrow Account and by the Company in the Control Account, as applicable.

      "Closing Price" means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded (which is currently The OTC Bulletin Board in respect of the Common Stock) as reported by Bloomberg Financial Markets (or any successor thereto, "Bloomberg"), or, if such exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price respectively, of such prior to 4:00:00 p.m. (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders.

      "Closing Price Per Share" means, in respect of the Common Stock, for any date, the Closing Price per share of Common Stock.

      "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets, LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders of the Nonconvertible Notes, or if no Nonconvertible Notes are then Outstanding, the Majority Holders of the Convertible Notes. If the Company and such Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 1.16. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.


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

      "Collateral" has the meaning specified in the Security Agreement (it being understood that such Collateral will include any assets and securities acquired, directly or indirectly, in a transfer, merger or otherwise, by the Company or any Subsidiary of the Company in connection with any Business Combination Transaction).

      "Collateral Agent" means the Trustee, or any other Person (other than the Company or its Subsidiaries or Affiliates) authorized by the Holders to act as collateral agent in accordance with the terms and conditions of the Security Agreement.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" means the shares of Common Stock, par value $0.001 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or, if such surviving corporation's direct or indirect parent is a public company, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such direct or indirect parent corporation.

      "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 13.06(a)(i) and 13.06(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Convertible Notes issued under this Indenture and exercise of the Warrants.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its CEO or President or any Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Control Account" means that certain account at The Bank of New York with account number 183592, which is subject to that certain Deposit Account Control Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent and The Bank of New York.

      "Conversion Agent" means the Trustee or any other Person previously designated by the Company in a written notice provided to the Holders to which Notes may be presented for conversion.

      "Conversion Amount" has the meaning specified in Section 13.01(d).

      "Conversion Date" has the meaning specified in Section 13.02(a).

      "Conversion Failure" has the meaning specified in Section 13.02(c).

      "Conversion Failure Liquidated Damages" has the meaning specified in
Section 13.02(c).

      "Conversion Limitation" has the meaning specified in Section 13.02(i).

      "Conversion Price" has the meaning specified in Section 13.01(d).

      "Conversion Rate" has the meaning specified in Section 13.01(d).

      "Conversion Shares" means shares of Common Stock issuable upon conversion of Convertible Notes.

      "Convertible Global Note" means a Convertible Note in global form registered in the Note Register in the name of a Depositary or a nominee thereof.

      "Convertible Holder" or "Convertible Noteholder" means a Person in whose name a Convertible Note is registered in the Note Register, except in the case of a Convertible Global Note, in which case such Person is the beneficial owner of such Convertible Note.

      "Convertible Note" or "Convertible Notes" has the meaning specified in the first paragraph of the Recitals of the Company.

      "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

      "Corporate Trust Office" means the principal office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, 8th Floor West, New York, NY 10286, Attn:
Corporate Trust Administration.

      "Corporation" means a corporation, association, company, joint-stock company or business trust.

      "Current Market Price" means, on any date, the average of the daily Closing Price per Share for the ten (10) consecutive Trading Days commencing on the record date in respect of distributions, issuances or other events requiring such computation.

      "Default" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

      "Depositary" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

      "Dilutive Issuance" has the meaning specified in Section 13.06(a).

      "DTC" means The Depository Trust Company.

      "Effective Date" has the meaning specified in Section 14.01(b).

      "Eligible Market" means The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq Capital Market.

      "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

      "Escrow Account" means that escrow account at The Bank of New York with account number GLA 111565, with further credit to account number 116293, which contains withdrawal restrictions in accordance with that certain Escrow Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Trustee and the Bank of New York, as escrow agent.

      "Event of Default" has the meaning specified in Section 5.01.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      "Excluded Securities" means any Common Stock issued or issuable: (i) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company or any Subsidiaries thereof; (ii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (iii) in the sale or issuance of the PIPE Securities; (iv) upon conversion of the Notes or the exercise of the Warrants or PIPE Warrants; (v) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate, 10% of the outstanding shares of Common Stock in any calendar year, or (vi) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph.

      "Expiration Date" has the meaning specified in Section 13.06(d).

      "Expiration Time" has the meaning specified in Section 13.06(d).

      "Fundamental Change" means any transaction or event or series of related transactions or events resulting directly or indirectly in a (i) consolidation or merger with or into (wherein the Company is not the surviving corporation) another Person, or (ii) sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to another Person, or (iii) another Person or Persons making a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement or merger) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganization, recapitalization or reclassification of the Common Stock; (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting stock of the Company or (vii) Termination of Trading.

      "Fundamental Change Company Notice" has the meaning specified in Section 11.05.

      "Fundamental Change Conversion" has the meaning specified in Section 13.02(e).

      "Fundamental Change Conversion/Repurchase Period" has the meaning specified in Section 14.02.

      "Fundamental Change Repurchase" has the meaning specified in Section 11.05(a).

      "Fundamental Change Repurchase Notice" has the meaning specified in
Section 11.05(c).

      "Fundamental Change Repurchase Price" has the meaning specified in Section 11.05(a).

      "Fundamental Change Settlement Date" means the Effective Date for a Fundamental Change. In respect of any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is five (5) Trading Days following the end of the Fundamental Change Conversion/Repurchase Period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

      "Global Note" means a Nonconvertible Global Note or a Convertible Global Note.

      "Governmental Authority" means any nation or government, any state, regional, local or other political subdivisions thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of pertaining to government.

      "Guarantee" means the Guarantee executed by the Guarantors in favor of the Trustee for the benefit of the Holders, as amended and in effect from time to time.

      "Guarantor" means each direct or indirect subsidiary of the Company, from time to time.

      "Guarantor Collateral Documents" means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Guarantor to secure the Obligations, in each case as amended and in effect from time to time.

      "Hazardous Materials" means chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

      "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Note Register, except in the case of a Global Note, in which case such Person is the beneficial owner of such Note.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

      "Initial Depositary" means The Bank of New York or its nominee, in its capacity as the initial registered Holder of the Global Notes hereunder, for so long as it is the registered Holder of such Note(s).

      "Initial Principal Market" means the market(s) upon which the Common Stock is designated for quotation on the date of original issuance of the Nonconvertible Notes.

      "Initial Purchasers" means Amatis Limited, Cheyne Fund LP, Cheyne Leverage Fund LP, Context Convertible Arbitrage Fund, LTD., Context Convertible Arbitrage Offshore, LP, Cranshire Capital, LP, JMG Capital Partners, LP, JMG Triton Offshore Fund, Ltd., Laurel Ridge Capital, LP, Plexus Fund Limited, Portside Growth and Opportunity Fund, Radcliffe SPC, Ltd., Smithfield Fiduciary LLC and Wolverine Convertible Arbitrage Fund Trading Limited.

      "Interest Dividend Payment Date" means the date any dividends or distributions payable or otherwise to be made or to be deemed made by the Company per share of Common Stock is paid or otherwise made or deemed made by the Company to the holders of Common Stock.

      "Interest Payment Date" means March 31, June 30, September 30 and December 31, commencing June 30, 2006 and in respect of Notes exchanged or redeemed pursuant to Article XI hereof, on the date of such exchange or redemption.

      "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

      "Issue Date" means the date the Notes are originally issued as set forth on the face of the Note under this Indenture.

      "LIBOR" shall mean the six-month London Interbank Offered Rate for deposits in U.S. dollars, as quoted from time to time on the Bloomberg.

      "Liens" has the meaning specified in Section 10.13.

      "Liquidated Damages" shall mean, without duplication, the Liquidated Damages as defined in the Registration Rights Agreement, Conversion Failure Liquidated Damages and any payments due pursuant to Section 13.02(c) of the Notes.

      "Majority Holders" means Holders of at least 75% in aggregate Principal Amount of the Outstanding Nonconvertible Notes or the Outstanding Convertible Notes, as indicated, or, if neither is indicated, of all Outstanding Notes voting as a single class.

      "Make-Whole Premium" has the meaning specified in Section 14.01(b).

      "Make-Whole Premium Table" has the meaning specified in Section 14.01(b).

      "Maturity," when used in respect of any Note, means the date on which the principal, the Redemption Price or the Fundamental Change Repurchase Price of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or a Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

      "Maturity Date" means, when used in respect of any Note, the date of the Maturity of such Note.

      "Nonconvertible Global Note" means a Nonconvertible Note in global form registered in the Note Register in the name of The Bank of New York, as Initial Depositary, or a nominee thereof.

      "Nonconvertible Holder" or "Nonconvertible Noteholder" means a Person in whose name a Nonconvertible Note is registered in the Note Register, except in the case of a Nonconvertible Global Note, in which case such Person is the beneficial owner of such Nonconvertible Note.

      "Nonconvertible Note" or "Nonconvertible Notes" has the meaning specified in the first paragraph of the Recitals of the Company.

      "Note" or "Notes" has the meaning specified in the first paragraph of the Recitals of the Company.

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.05(a).

      "Notice of Conversion" has the meaning specified in Section 13.02(a).

      "Notice of Default" has the meaning specified in Section 5.01(f).

      "Obligations" shall mean, collectively, (a) the due and punctual payment by the Company of (i) the obligation of the Company to pay the Principal Amount of and premium and Liquidated Damages, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at Stated Maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including reimbursement obligations, fees, costs, expenses and indemnities, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to the Trustee, the Collateral Agent and the Holder or the Holders under this Indenture and the other Transaction Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or pursuant to the Indenture and the other Transaction Documents.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

      "Opinion of Counsel" means a written opinion of counsel, who may be external or in-house counsel for the Company and reasonably acceptable to the Trustee.

      "Optional Exchange Date" means, in respect of any Nonconvertible Note(s), the date of exchange of such Note(s) at the option of the Holder of such Note(s) pursuant to Section 11.01(b) or (c).

      "Optional Exchange Notice" means in respect of any Holder electing to exchange Nonconvertible Notes pursuant to Section 11.01(b) or (c), a written notice thereof to the Company including the following:

      The Principal Amount of the Holder of such Note is electing to have exchanged and the applicable Optional Exchange Date; provided, however, that such Optional Exchange Date shall not be less than ten (10) Trading Days after the date of delivery of such notice. In the case of Section 11.01(c) such Principal Amount shall be equal to such Holder's Business Combination Pro Rata Transaction Amount or BT Redemption Amount, as applicable, and shall be accompanied by an Optional Redemption Notice.

      "Optional Redemption Amount" means in respect of any Principal Amount of any Note(s) being redeemed pursuant to Section 11.02(b), (c), (d) or (e), such Principal Amount, plus accrued and unpaid interest in respect of such Principal and any other outstanding Obligations thereon including any Liquidated Damages through but excluding the Optional Redemption Date.

      "Optional Redemption Date" means, in respect of any Note(s), the date of redemption of such Note(s) at the option of the Holder of such Notes pursuant to
Section 11.02(b), (c), (d) or (e).

      "Optional Redemption Notice" means in respect of any Holder electing to redeem Notes pursuant to Section 11.02(b), (c), (d) or (e) a written notice to the Company and the Trustee including the following: the Principal Amount the Holder of such Note is electing to have redeemed and the applicable Optional Redemption Date; provided, however, that such Optional Redemption Date shall not be less than ten (10) Trading Days after the date of delivery of such notice. In the case of Section 11.02(c), such Principal Amount shall be equal to the Principal Amount of such Holder's Outstanding Nonconvertible Note(s) less such Holder's Additional Contribution Amount.

      "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

      "Outstanding" when used in respect of Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except: (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and (iii) Notes that have been paid or cancelled in exchange for, or in lieu of which, other Notes have been authenticated and delivered pursuant to this Indenture; provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act in respect of such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

      "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of, interest and Liquidated Damages, if any, to the Holders, including the Redemption Price or the Fundamental Change Repurchase Price on behalf of the Company. The Trustee shall initially be the Paying Agent.

      "Permitted Indebtedness" means Indebtedness incurred by the Company or any of its Subsidiaries that is (a) approved in advance by the Majority Holders of the Convertible Notes and made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Trustee and approved by the Trustee in writing, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) or more days after the Maturity Date; (b) those certain 12% Senior Secured Convertible Debentures issued September 13, 2005 and November 15, 2005, by FP Technology Holdings, Inc. to Trident Growth Fund, L.P. in the principal amounts of $2,000,000 and $500,000, respectively (collectively, the "Trident Loan") or (c) that certain unsecured promissory note made September 13, 2005 by FP Technology Holdings, Inc. in favor of General Motors Corporation.

      "Permitted Liens" means (i) Liens for taxes not yet due and payable; (ii) unrecorded workmen's and servicemen's liens in the ordinary course of business;
(iii) Liens securing purchase money security obligations not in excess of $250,000 in the aggregate; (iv) those Liens existing pursuant to the Trident Loan; (v) Liens held by the Collateral Agent to secure the Obligations or (vi) Liens in favor of the Escrow Agent pursuant to the Escrow Agreement.

      "Person" means any individual, Corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Physical Notes" means permanent certificated Notes in registered form issued in denomination of integral multiples of $1.00 Principal Amount.

      "PIPE Buyers" has the meaning assigned thereto in Section 10.18.

      "PIPE Common Shares" has the meaning assigned thereto in Section 10.18.

      "PIPE Documents" has the meaning assigned thereto in Section 10.18.

      "PIPE Offering" has the meaning assigned thereto in the Securities Purchase Agreement.

      "PIPE Securities" means collectively, the PIPE Common Shares and PIPE Warrants.

      "PIPE Securities" has the meaning assigned thereto in Section 10.18.

      "PIPE Warrant Shares" has the meaning assigned thereto in Section 10.18.

      "PIPE Warrants" has the meaning assigned thereto in Section 10.18.

      "Placement Agent" means Rodman & Renshaw, LLC.

      "Placement Agent Agreement" means that certain agreement by and between the Company and the Placement Agent, dated November, 3 2005.

      "Pledge Agreement" means the Pledge Agreement dated as of March 29, 2006 between the Company and the Collateral Agent, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Principal Amount" of a Note means the principal amount as set forth on the face of the Note as such amount may be reduced by an conversions, redemptions or otherwise pursuant hereto.

      "Principal Market" means, on any day, the market(s) upon which the Common Stock is designated for quotation.

      "Purchased Shares" has the meaning specified in Section 13.06(d).

      "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

      "Record Date" for the interest payable on any Interest Payment Date means each March 15, June 15, September 15 and December 15 (whether or not a Trading
Day) next preceding such Interest Payment Date.

      "Redemption Amount" means the BT Redemption Amount and/or the Optional Redemption Amount, as applicable.

      "Redemption Date" means the BT Redemption Date and/or the Optional Redemption Date, as applicable.

      "Redemption Price" means the BT Redemption Price and/or the Optional Redemption Amount, as applicable.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 29, 2006, by and among the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Required Reserve Amount" has the meaning specified in Section 10.16.

      "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Global Note" means a Global Note representing Restricted
Notes.

      "Restricted Note" or "Restricted Notes" has the meaning specified in
Section 2.05.

      "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

      "Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

      "Rule 144A Information" has the meaning specified in the Section 10.07(b).

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 29, 2006, entered into by and among the Company and the Initial Purchasers in connection with the sale of the Notes.

      "Security Agreement" means the Security Agreement dated as of March 29, 2006, entered into by and among the Company and the Collateral Agent, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Security Documents" means the Security Agreement, the Pledge Agreement, the Subordination Agreement, the Guarantee, the Guarantor Collateral Documents, and each other security agreement or other instrument or document executed and delivered pursuant hereto or thereto to secure any of the Obligations hereunder or thereunder.

      "Share Delivery Date" has the meaning specified in Section 13.02(b).

      "Shelf Registration Statement" means a registration statement under the Securities Act registering the Transfer Restricted Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

      "Stated Maturity," when used in respect of any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note together with accrued and unpaid interest and Liquidated Damages, if any, is due and payable.

      "Stock Price" has the meaning specified in Section 14.01(b).

      "Stock Price Cap" has the meaning specified in Section 14.01(b).

      "Stock Price Threshold" has the meaning specified in Section 14.01(b).

      "Subordination Agreement" means that certain Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof), dated as of March 29, 2006, among the Company, Trident Growth Fund, L.P., FP Technology Holdings, Inc. and the Collateral Agent.

      "Subscription Date" means March 29, 2006.

      "Subsidiary" means, in respect of any Person, (a) any Corporation or other business entity of which 50% or more of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

      "Surviving Entity" has the meaning specified in Section 8.01(a).

      "Tabulation Agent" means The Bank of New York until a successor Tabulation Agent shall have been appointed by the Company, subject to the approval of a majority in Principal Amount of the Nonconvertible Notes, which approval shall not be unreasonably withheld.

      "Termination of Trading" means that the Common Stock or other securities into which the Notes are convertible is delisted or suspended by the Initial Principal Market (other than a delisting from Pink Sheets LLC upon securing a listing of such Common Stock on the OTC Bulletin Board, and/or a delisting from the OTC Bulletin Board upon securing a listing of such Common Stock on any Eligible Market) and, after the listing of such Common Stock on any Eligible Market(s), means that such Common Stock is delisted or suspended by any Principal Market.

      "Threshold Acquisition Date" means (a) the date after which the Company has consummated Business Combination Transactions utilizing 50% of the aggregate Principal Amount of the Notes issued pursuant to this Indenture (the "Threshold Transactions") and/or such amounts have been released to the Company pursuant to
Section 11.01 or redeemed pursuant to Section 11.02 hereof and a first priority (unless otherwise agreed to by each Holder) perfected security interest in the material assets of the Company, including those assets acquired in such Threshold Transactions, as required pursuant to the terms of Article XV hereof, shall have been granted or (b) such other date as determined to constitute the Threshold Acquisition Date by an Act of the Majority Holders of the Nonconvertible Notes delivered to the Company and the Trustee.

      "Trading Day" means (a) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business, (b) if the applicable security is quoted on the American Stock Exchange, Nasdaq National Market or Nasdaq Capital Market, a day during which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

      "Transaction Documents" means this Indenture, the Notes, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement and the Security Documents.

      "transfer" for purposes of Section 3.05, has the meaning specified in
Section 3.05(b).

      "Transfer Agent" in respect of the Notes, means The Bank of New York.

      "Transfer Restricted Note" means a Note required to bear the restricted legend set forth in the form of Note set forth as Exhibit A attached hereto.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as in effect on the date as of which this Indenture was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

      "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

      "Vice President" when used in respect of the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Warrants" means those certain warrants issued by the Company on the date hereof to the Placement Agent and Initial Purchasers to purchase shares of Common Stock of the Company.

      Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

      Every certificate or opinion in respect of compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion in respect of some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations in respect of the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information in respect of such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations in respect of such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

            (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 15th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action or give consent or revoke any consent previously given whether or not such Persons continue to be Holders after such record date.

            (d) The ownership of Notes shall be proved by the Note Register and the ownership of beneficial interest in a Global Security shall be proved by the records of the Initial Depositary or Depositary, as applicable.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 1.05. Notices, Etc., to Trustee and Company; Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

            (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

            (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05(c).

            (d) The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (e) The ownership of Notes shall be proved by the Register.

            (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            (g) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the applicable record date.

      Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice in respect of other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

      Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

      Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

      Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether expressed or not.

      Section 1.10. Severability Clause. If any provision of this Indenture shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Indenture in that jurisdiction or the validity or enforceability of any provision of this Indenture in any other jurisdiction.

      Section 1.11. Benefits of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 1.12. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Indenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS INDENTURE.

      Section 1.13. Legal Holidays. In any case where any Interest Payment Date, Stated Maturity or Redemption Date of any Note shall not be a Trading Day, then (notwithstanding any other provision of this Indenture or of the Notes) the payments otherwise required to be made on such date need not be made on such date, but may be made on the next succeeding Trading Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or on the Redemption Date, as applicable; provided that no interest shall accrue in respect of such payment for the period from and after such Interest Payment Date, Stated Maturity or Redemption Date, as the case may be.

      Section 1.14. No Strict Construction. The language used in this Indenture will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 1.15. Counterparts. This Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

      Section 1.16. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or any arithmetic calculation hereunder, the Trustee shall, if requested by any Holder, notify the Company of such dispute via facsimile to the Company within five (5) Trading Days of the Trustee's receipt of the initial determination or arithmetic calculations from the Company. If the Company does not agree with such requesting Holder's determination or calculation within three (3) Trading Days of such notice of disputed determination or arithmetic calculation, then the Company shall, within two (2) Trading Days thereafter submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company, such approval not to be unreasonably withheld or (b) the disputed arithmetic calculation to the Company's independent, outside accountant. The Company shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Trustee of the results no later than ten (10) Trading Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

      Section 1.17. Compliance with Securities Laws. Notwithstanding anything herein to the contrary, in connection with any action to be taken in accordance with this Indenture, which shall include any Act of Holders, the Trustee and the Company shall comply with any applicable provisions of the Securities Act or Exchange Act, including, without limitation, 17 CFR ss. 240.14a-1, et seq.

                                   ARTICLE II

                                   Note Forms

      Section 2.01. Forms Generally. The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

      The Notes shall initially be issued in the name of the Initial Depositary in the form of one or more Global Notes in registered form in substantially the form set forth in this Article II. The Convertible Notes shall be registered in the name of the Depositary or the nominee of such Depositary in the form of permanent Convertible Global Notes as soon as possible after such Notes shall be eligible therefor. The aggregate Principal Amount of the Global Note(s) may from time to time be increased or decreased by adjustments made on the records of the Initial Depositary or Trustee, as custodian for the Depositary, as hereinafter provided.

      Section 2.02. Form of Face of Note. The face of each Note shall be substantially in the form of Exhibit A attached hereto.

      Section 2.03. Form of Reverse of Note. The reverse of each Note shall be substantially in the form of Exhibit B attached hereto.

      Section 2.04. Form of Trustee's Certificate of Authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form of Exhibit C attached hereto manually signed by the Trustee.

      Section 2.05. Legend on Restricted Notes. During the period beginning on the Issue Date and ending on the date two years from such date, any Note, including any Note issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Note" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Note attached hereto as Exhibit A; provided, however, that the term "Restricted Note" shall not include any Notes as to which restrictions have been terminated in accordance with Section 3.05. All Notes shall bear the applicable legends set forth on the face of the form of Note attached hereto as Exhibit A. Except as provided in Section 3.05 and Section 3.09, the Trustee shall not issue any unlegended Note until it has received an Officers' Certificate from the Company directing it to do so.

      Section 2.06. Replacement Notes. In the event any Note is mutilated, destroyed, lost or stolen, a replacement Note shall be issued in exchange for any such Note in accordance with Section 3.06.

      Section 2.07. Outstanding Notes. Notes outstanding at any time (and either Convertible or Nonconvertible Notes) are all Notes (or either Convertible or Nonconvertible Notes, as applicable) authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid, redeemed, exchanged or converted pursuant to the terms hereof and those described in this Section 2.07 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note; provided, however, that in determining whether the Holders of the requisite Principal Amount of Notes (or either Convertible or Nonconvertible Notes, as applicable) have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Notes owned by the Company or any other obligor upon the Notes (or either Convertible or Nonconvertible Notes, as applicable) or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

                                  ARTICLE III

                                    The Notes

      Section 3.01. Title and Terms. The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $50,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.01. Other than as set forth in the preceding sentence, the Company shall not issue any Notes under this Indenture.

      The Notes shall be known and designated as the "Senior Secured Nonconvertible Notes Due 2011" of the Company and, upon exchange thereof as provided herein, the "Senior Secured Convertible Notes Due 2011" of the Company, respectively. The Principal Amount shall be payable at the Stated Maturity, or at the election of the Holder, on a Redemption Date or Fundamental Change Settlement Date.

      The Principal Amount and accrued interest and Liquidated Damages, if any, on the Notes shall be payable at the office or agency of the Paying Agent in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

      The Notes shall not have the benefit of a sinking fund.

      The Notes shall be superior in right of payment and shall rank superior to all indebtedness of the Company, provided that, the terms of the subordination of Trident Loan to the Notes shall be as set forth in the Subordination Agreement.

      Section 3.02. Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of any integral multiple of $1.00.

      Section 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its CEO or President or one of its Vice Presidents.

      Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Note or as Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

      Each Note shall be dated the date of its authentication.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      Section 3.04. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

      Section 3.05. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
10.02 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

      Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).

      At the option of the Holder and subject to the other provisions of this
Section 3.05 and to Section 3.09, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

      Except as provided in the following sentence and in Section 3.09, all Notes originally issued hereunder and all Notes issued upon registration of transfer or exchange or replacement thereof shall be Restricted Notes and shall bear the legend required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Note Registrar, if other than the Trustee) a Company Order stating that the Note is not a Restricted Note and may be issued without such legend thereon. Notes which are issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Notes shall not be Restricted Notes and shall not bear such legend.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 not involving any transfer.

      The Company shall not be required to exchange or register a transfer of any Note (i) in the case of any Holder that voted against an Approved Business Combination Transaction, during the 15-day period immediately preceding the applicable Redemption Date, except, where on such date such Note is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (ii) that has been surrendered for conversion or (iii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Fundamental Change Repurchase Notice provides that such Note is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased. Nor shall the Company be required to issue, register or the transfer of, or exchange any Notes during a period of ten (10) days before a Redemption Date.

      (b) Beneficial ownership of every Restricted Note shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Note pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

      The restrictions imposed by this Section 3.05 and by Sections 2.02, 2.05 and 3.09 upon the transferability of any particular Restricted Note shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Note has been sold pursuant to an effective Shelf Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Note as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Note Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Note, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Shelf Registration Statement registering the Notes under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Shelf Registration Statement.

      As used in the preceding two paragraphs, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

      (c) Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or in respect of any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

      Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Note, pay such Note.

      Upon the issuance of any new Note under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Note issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies in respect of the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 3.07. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 3.08. Book-Entry Provisions for Global Notes. (a) The Nonconvertible Notes shall, and the Convertible Notes shall initially, (i) be registered as a Global Security in the name of the Initial Depositary and (ii) bear legends as set forth in the form of Note and Section 2.04. The Convertible Global Note(s) shall (A) be registered, as soon as possible after the Convertible Note(s) shall be eligible therefor, in the name of the Depositary or the nominee of such Depositary, (B) be delivered to the Trustee as custodian for the Depositary and (C) bear legends as set forth in the form of Note and Section 2.04.

            (b) Except as expressly set forth herein, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture in respect of the Convertible Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Convertible Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Convertible Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

            (c) The Initial Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Note registered its name for all purposes whatsoever. Nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Initial Depositary or impair the operation of customary practices governing the exercise of the rights of any Holder.

            (d) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Initial Depositary or the Depositary, as applicable, their successors or their respective nominees. Any beneficial owner of an interest in the Convertible Global Notes may, prior to the registration of the Convertible Global Notes in the name of the Depositary or its nominee and with the consent (not to be unreasonably withheld) of the Initial Depositary, request issuance of a Physical Note in the name of such beneficial owner or its designee in a Principal Amount equal to such owner's interest in such Convertible Global Notes by providing written notice of such request to the Trustee. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (A) the Initial Depositary or the Depositary has notified the Company (or the Company becomes aware) that the Initial Depositary or Depositary, as applicable, (i) is unwilling or unable to continue as Initial Depositary or Depositary for such Global Note(s) or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Initial Depositary or Depositary is required to be so registered to act in such capacity and, in either such case, no successor Initial Depositary or Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Notes(s) and the Outstanding Notes shall have become due and payable pursuant to Section 5.02 and any Holder or the Trustee requests that Physical Notes be issued; provided that Holders of Physical Notes offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Notes be exchanged for interests in the applicable Global Note.

            (e) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to clause
(c) of this Section 3.08, the Note Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of such Global Note in an amount equal to the Principal Amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

            (f) In connection with the transfer of any entire Global Note to beneficial owners pursuant to clause (d) of this Section 3.08, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Initial Depositary or the Depositary, as applicable in exchange for its beneficial interest in such Global Note, an equal aggregate Principal Amount of Physical Notes of authorized denominations and the same tenor.

            (g) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in any Global Note pursuant to clause (d) or (e) of this Section 3.08 shall, except as otherwise provided by clause (c) of Section 3.09, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth on the face of the form of Note in Section 2.02.

            (h) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member, or a participant in the Depositary or other Person in respect of the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, in respect of any ownership interest in the Notes or in respect of the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or in respect of such Notes. All notices and communications to be given to the Holders and all payment to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Initial Depositary or the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Initial Depositary or the Depositary subject to the applicable procedures of the Initial Depositary or the Depositary, as applicable. The Trustee may rely on information furnished by the Initial Depositary or the Depositary in respect of its members, participants and any beneficial owners.

            (j) Beneficial owners of part or all of the Global Notes are subject to the ordinary course rules of the Depositary and the similar rules of the Initial Depositary, each as in effect from time to time.

      Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article XIII hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

            (a) Transfers to QIBs. The following provisions shall apply in respect of the registration of any proposed transfer of a Note constituting a Restricted Note to a QIB:

                  (i) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Note Registrar of instructions given in accordance with Initial Depositary's or the Depositary's, as applicable and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the applicable Global Note, and the Trustee shall cancel the Physical Notes so transferred.

            (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the legends required by Sections
2.02 and 2.05, the Note Registrar shall deliver Notes that do not bear such legends. Upon the registration of transfer, exchange or replacement of Notes bearing the legends required by Sections 2.02 and 2.05, the Note Registrar shall deliver only Notes that bear such legends unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (c) General. By its acceptance of any Note bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legends and agrees that it will transfer such Note only as provided in this Indenture.

            The Note Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law in respect of any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Section 3.10. CUSIP Numbers. In issuing the Notes, the Company may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices delivered, and as a convenience, to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers. Initially, the Company has assigned CUSIP No. 00106F AA 7 to the Notes evidenced by the Nonconvertible Global Note and CUSIP No. 00106F AB 5 to the Notes evidenced by the Convertible Global Note.

                                   ARTICLE IV

                           Satisfaction and Discharge

      Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, upon receipt of a Company Order and at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (a) either

                  (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes the payment for which money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable at the Stated Maturity or as a result of a Fundamental Change Repurchase or Event of Default Redemption and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Notes not theretofore delivered to the Trustee for cancellation;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers' Certificate and Opinion of Counsel. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under
Section 6.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of Section 4.01, the obligations of the Trustee under Section
4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

      Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest, Liquidated Damages or other Obligations, if any, the payment for which such money has been deposited with the Trustee.

      Section 4.03. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount in respect of the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money must look to the Company for payment as general unsecured creditors, unless an applicable abandoned property law designates another Person, and the Trustee and the Paying Agent shall have no further liability to the Holders of the Notes in respect of such money or securities for that period commencing after the return thereof.

                                   ARTICLE V

                                    Remedies

      Section 5.01. Events of Default. "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the failure of the applicable Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the Commission on or prior to the date that is 60 days (or 90 days in the case of Commission review) after the applicable effectiveness deadline under the Registration Rights Agreement, or, while the applicable Shelf Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Shelf Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any Holder for sale of all of such Holder's Transfer Restricted Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten
(10) consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during a Suspension Period (as defined in the Registration Rights Agreement));

            (b) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of this Indenture;

            (c) the failure for ten (10) consecutive Trading Days of a Holder's Authorized Share Allocation to equal or exceed the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of all of such Holder's Convertible Notes and all the Convertible Notes issuable upon exchange of the Outstanding Nonconvertible Notes exchangeable for Convertible Notes (without regard to any limitations on conversion set forth in Section 13.02(i) or otherwise);

            (d) default in the payment of interest or Liquidated Damages, if any, on any Notes when due and payable and such default continues for a period of three days; or

            (e) a default in the payment of the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price and/or any applicable Make-Whole Premium on any Note when it becomes due and payable; or

            (f) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Notes (other than a default specified in clauses (a) through (e) above), and such default continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (g) (i) default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $3 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, or (ii) any other default by the Company or any Subsidiary in respect of such debt resulting in such debt becoming or being declared due and payable prior to its stated maturity; provided that if any time before a judgment or decree has been obtained by the Trustee as hereinafter provided, such default is remedied or cured by the Company, or is waived by the holders of such indebtedness, such default under this clause (g) shall be deemed to have been remedied, cured or waived, as the case may be; or

            (h) failure by the Company to give the Fundamental Change Company Notice; or

            (i) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $1 million, at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within 60 days; or

            (j) after the Threshold Acquisition Date, the failure of the Company to use monies in the Control Account as required by Section 10.17(c); or

            (k) the Company shall issue PIPE Shares, PIPE Warrants, or restricted securities pursuant to a management incentive or similar program, without obtaining the approval of Holders required by Section 10.18 or 10.19, as applicable;

            (l) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (m) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

            (n) any representation or warranty made by the Company in any Transaction Document shall have been incorrect in a material way when made; or

            (o) the Company breaches any covenant or other term or condition of any Transaction Document (other than covenants, terms or conditions, the breach of which constitutes an "Event of Default" under any other subsection of this
Section 5.01), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive days.

      Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in clauses (k), (l) and (m) of Section 5.01) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes may declare the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (k), (l) or (m) of Section 5.01, the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on all Outstanding Notes will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

            (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction and:

                  (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue interest on the Notes,

                        (B) the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, the Redemption Price or the Fundamental Change Repurchase Price, as applicable, on any Notes which have become due otherwise than by such declaration of acceleration, and

                        (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 6.07; and

                  (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a default is made in the payment of the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, at the Maturity thereof or in the payment of the Redemption Price or the Fundamental Change Repurchase Price in respect of any Note, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid interest and Liquidated Damages, if any, on the Outstanding Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

      No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      The Trustee shall be entitled to participate as a member of any official committee of creditors of the Company as it deems necessary or advisable.

      Section 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 6.07;

      SECOND: To the payment of the amounts then due and unpaid on the Notes for the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price, including Make Whole Premium, if any, or interest, Liquidated Damages, if any, and any other Obligations, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

      THIRD: The balance, if any, to the Company.

      The Trustee shall mail to each Holder and the Company, at least 15 days before any record date set by the Trustee for any payments, a notice that states such record date, the payment date, and the amount to be paid.

      Section 5.06. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, in respect of this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in clause (l) or (m) of Section 5.01), unless:

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (b) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding;

            (d) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Notes; and

            (e) it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      Section 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, the Redemption Price, the Fundamental Change Repurchase Price, including Make-Whole Premium, if any, or interest and Liquidated Damages, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date or Fundamental Change Settlement Date, as applicable, and to convert the Notes in accordance with Article XIII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided in respect of the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 5.11. Control by Holders. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture, except as provided herein;

            (b) the Trustee may take any other action deemed proper by the Trustee, as applicable which is not inconsistent with such direction; and

            (c) the Trustee may refuse to follow any direction that may involve the Trustee, as applicable in personal liability for which the Trustee, as applicable would not otherwise be entitled to indemnification pursuant to the terms of this Indenture.

            This Section 5.11 shall be in lieu of Section 316(a)1(A) of the Trust Indenture Act and such Section 316(a)1(A) is hereby expressly excluded from this Indenture.

      Section 5.12. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

            (a) Described in clause (l) or (m) of Section 5.01; or

            (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            This Section 5.12 shall be in lieu of Section 316(a)1(B) of the Trust Indenture Act and such Section 316(a)1(B) is hereby expressly excluded from this Indenture.

      Section 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this
Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate Principal Amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount or interest or Liquidated Damages on any Note on or after Maturity of such Note, the Redemption Price or the Fundamental Change Repurchase Price. This Section 5.13 shall be in lieu of
Section 315(e) of the Trust Indenture Act and such Section 315(e) is hereby expressly excluded form this Indenture, as permitted by the Trust Indenture Act.

      Section 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   The Trustee

      Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default in respect of the Notes has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not, in its role as Trustee, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (b) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

      Section 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder actually known by a Responsible Officer of the Trustee within ten days after the occurrence thereof. The Trustee shall give the Holders notice if the Company shall ever fail to provide the certification required by Section 10.17(d) hereof, or if such certification ever indicates non-compliance with any of the requirements of Section 10.17(a) through (c). The preceding sentences of this Section 6.02 shall be in lieu of the provision to
Section 315(b) of the Trust Indenture Act and such proviso is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

      Section 6.03. Certain Rights of Trustee. Subject to the provisions of
Section 6.01 and the Trust Indenture Act:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

            (d) the Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be charged with knowledge of any Default or Event of Default in respect of the Notes unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by the Trustee from the Company or any other obligor on such Notes or by any Holder of such Notes;

            (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

            (k) the Trustee may request, and the Company shall, deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

            (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein; and

            (m) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 6.04. Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

      Section 6.05. May Hold Notes. The Trustee, any Paying Agent (other than the Company), any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

      Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

      Section 6.07. Compensation and Reimbursement. The Company agrees:

            (a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

            (c) to indemnify the Trustee and its agents, officers, directors and employees and any predecessor Trustee for, and to hold them harmless against, any loss, liability, damage, claim or expense including taxes (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, and the money or property held in trust to pay principal, interest and Liquidated Damages, if any, on the Notes. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in clause (l) or (m) of Section 5.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Title 11 of the U.S. Code or any other similar foreign, federal or state law for the relief of debtors.

      Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

      Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of majority in aggregate Principal Amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee in respect of the Notes.

            (d) If at any time:

                  (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

                  (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate Principal Amount of the Outstanding Notes delivered to the Company and the retiring Trustee and approved by the Issuer (such approval not to be unreasonably withheld), the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

      Notwithstanding the resignation or removal of the Trustee, the Company's obligations under Section 6.07 shall continue for the benefit of the retiring trustee in respect of expenses and liabilities incurred by it prior to such resignation or removal.

      Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided that such Corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

      Section 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

      Section 6.14. Trustee's Disclaimer. The Trustee shall not be accountable for any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement herein or any statement in the Notes or any other document in connection with the issuance or sale of the Notes or pursuant to this Indenture other than in its certificate of authentication.

      The Trustee makes no representations as to the value, condition or adequacy of the Collateral or any part thereof, or as to the title of the Company or as to the security afforded or intended to be afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Collateral created or intended to be created by this Indenture or any Transaction Document. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or any Transaction Documents or for any other purpose, and shall have no responsibility for insuring the Collateral or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral, including, but not limited to, compliance with Environmental Laws, the investigation or remediation of Hazardous Materials, or any other environmental matter affecting the Company or the Collateral or any part thereof.

      The Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.

      Except as required in connection with fulfilling its obligations pursuant to Sections 6.02 and Section 7.03 hereof, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Transaction Document by the Company or any other Person that is a party thereto or bound thereby.

      Section 6.15. Co-Trustee, Co-Collateral Agent and Separate Trustees, Collateral Agent. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of the Trustee or the Collateral Agent or the Majority Holders, the Company shall for such purpose join with the Trustee or the Collateral Agent in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee or the Collateral Agent and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee or the Collateral Agent, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustee or collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. As of the Issue Date, the Company hereby appoints The Bank of New York as initial Collateral Agent and The Bank of New York hereby accepts such appointment and agrees to serve in such capacity. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

      Should any written instrument or instruments from the Company be required by any co-trustee, co-collateral agent, separate trustee or separate collateral agent so appointed to more fully confirm to such co-trustee, co-collateral agent, separate trustee or separate collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

      Every co-trustee, co-collateral agent, separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

            (a) the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

            (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee or the Collateral Agent in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee or co-collateral agent or separate collateral agent;

            (c) the Company and the Trustee or the Collateral Agent, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee or co-collateral agent or separate collateral agent, and in that case, by an instrument in writing executed with the Trustee or Collateral Agent jointly, may appoint a successor to such separate trustee or co-trustee or co-collateral agent or separate collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any instrument within ten (10) days after the receipt of a written request from the Trustee or Collateral Agent so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee, co-trustee, co-collateral agent or separate collateral agent and to appoint a successor without the concurrence of the Company, the Company hereby irrevocably appointing each of the Trustee and the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies;

            (d) neither the Trustee nor any co-trustee, co-collateral agent, or separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of any other trustee or collateral agent hereunder; and

            (e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee and any Act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

      Section 6.16. Trustee as Collateral Agent. Sections 6.03, 6.05, 6.06, 6.07, 6.10, 6.11, 6.12 and 6.18 shall extend to and include the Trustee in it role as Collateral Agent mutatis mutandis.

      Section 6.17. Registry of Available Amount. The Trustee shall maintain a registry of the Available Amount of the Outstanding Notes and shall adjust such amounts following the consummation any Approved Business Combination Transaction, exchange or redemption hereunder.

      Section 6.18. No Liability for Clean-up of Hazardous Materials. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right, instead of taking such action, to either resign as the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Trustee shall not be liable to any Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any real property to be possessed, owned, operated or managed by any Person (including the Trustee) other than the Company, a majority interest of Holders shall direct the Trustee to appoint an appropriately qualified Person (excluding the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the applicable asset.

                                  ARTICLE VII

                      Holders' Lists and Reports by Trustee

      Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

            (a) quarterly, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

            (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Note Registrar.

            Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

            (b) The rights of Holders to communicate with other Holders in respect of their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

            (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

      Section 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than March 31 in each calendar year, commencing in March, 2007. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

            (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed if requested by the Company on any stock exchange or of any delisting thereof.


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

                                  ARTICLE VIII

                       Business Combination Transactions;
              Consolidation, Merger, Conveyance, Transfer or Lease

      Section 8.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

            (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Surviving Entity"), and the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

            (c) the Company or the Surviving Entity has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and Article IX, respectively.

      Section 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

      Section 8.03. Business Combination Transactions.

            (a) General.

                  (i) The Company and its Subsidiaries shall comply with the terms and procedures of this Section 8.03 in respect of all Business Combination Transactions. Any Business Combination Transaction consummated by the Company or any of its Subsidiaries in violation of this Section 8.03 shall be null and void and of no effect.

                  (ii) At any time while there remains any Available Amount, in the event that the Company or any of its Subsidiaries receives or pursues an opportunity qualifying as a potential Business Combination Transaction, prior to seeking any other potential sources of financing, including, without limitation, any offering of indebtedness, capital stock or convertible securities by the Company or any of its Subsidiaries, the Company shall be required to first present such opportunity in a Business Combination Proposal to the Nonconvertible Holders in accordance herewith. If the Business Combination Proposal is not approved, the Company may consummate such Business Combination Transactions on the terms and conditions no more favorable that those set forth in the Business Combination Proposal, subject to the terms and conditions of the Indenture, including, without limitation, Sections 10.13, 10.14, 10.15 and
Article XV hereof. In the event that the Company desires to consummate a Business Combination Transaction on terms and conditions more favorable than those set forth in such Business Combination Proposal, the Company may not consummate such Business Combination Transaction until such revised Business Combination Proposal has been offered to the Nonconvertible Holders in accordance with this Section 8.03.

                  (iii) The Business Combination Transaction Contribution Amount of any Approved Business Combination Transaction must be both (x) greater than or equal to $15 million and (y) at least 50% of the Business Combination Transaction Amount of such Approved Business Combination Transaction (unless the Available Amount at such time is less than 50% of the Business Combination Transaction Amount of such Approved Business Combination Transaction, in which case such amount shall equal the Available Amount).

                  (iv) The Business Combination Vote shall be affected through the Initial Depositary in accordance with the rules and practices thereof. Each Holder of a Nonconvertible Note shall be required to vote separately in respect of each beneficial owner of such Nonconvertible Note. Upon any vote in favor of a Business Combination Transaction Proposal, such beneficial owner's interest in the Global Note or, Nonconvertible Note, as applicable, may not be transferred until (x) such Approved Business Combination Transaction is consummated, (y) such Business Combination Transaction Proposal fails to receive the affirmative vote of Nonconvertible Holders of at least 75% in aggregate Principal Amount of the Outstanding Nonconvertible Notes or (z) the Company withdraws such Business Combination Transaction Proposal. Upon the consummation of any Approved Business Combination Transaction, the applicable Business Combination Pro Rata Transaction Amount of each Holder who voted in favor of such Business Combination Transaction shall be exchanged for beneficial interests in the Convertible Global Note.

            (b) Public Announcement of Business Combination Transaction Proposal. The Company shall make a public announcement of its intent to execute a Business Combination Transaction, three business days in advance of submitting the Business Combination Proposal to Holders of Nonconvertible Notes. The public notice shall set forth, at a minimum, a description of the proposed Business Combination Transaction including, the proposed financial terms thereof, and a description of the target business, and the financial performance of the target business. All information in the Business Combination Proposal shall be limited to public information.

            (c) Business Combination Vote and Notice. At any time after the date hereof, the Company may seek the approval of the Nonconvertible Holders to a Business Combination Proposal by delivering a Business Combination Notice to the Nonconvertible Holders no earlier than sixty (60) Trading Days and no later than twenty (20) Trading Days prior to the date of the vote of such Nonconvertible Holders in respect of such Business Combination Proposal (the "Business Combination Vote"). All information regarding the proposed Business Combination Transaction in the Business Combination Transaction Notice shall be limited to public information. The record date for any Business Combination Vote shall be such date as set by the Company in the Business Combination Notice, which shall be at least five (5) Trading Days prior to the date of such Business Combination Vote.

            (d) Business Combination Approval

                  (i) The affirmative vote of Nonconvertible Holders of at least 75% in aggregate Principal Amount of the Outstanding Nonconvertible Notes is required to approve any Business Combination Proposal (such approval, a "Business Combination Approval" and any Business Combination Transaction that has received a Business Combination Approval, an "Approved Business Combination Transaction") as determined by the Tabulation Agent. For a vote to be considered an affirmative vote, a Nonconvertible Holder must execute and deliver to the Trustee both (1) the consent included in the Business Combination Notice and (2) the Business Combination Questionnaire on or prior to the date of the Business Combination Vote. Any Holder who does not vote, or who does not provide the information required by the immediately proceeding sentence shall be deemed to have voted against the proposed Business Combination Transaction.

                  (ii) Tabulation of the Business Combination Vote shall be conducted by the Tabulation Agent.

                  (iii) Within ten (10) Trading Days following the consummation of any applicable Approved Business Combination Transaction, the Tabulation Agent shall deliver a notice to each Nonconvertible Holder listing (1) the Available Amount following the consummation of such Approved Business Combination Transaction, (2) the Business Combination Pro Rata Transaction Amount for such Holder and (3) the aggregate Principal Amount of the Notes redeemed (or to be redeemed) pursuant to Sections 11.01 or 11.02 in connection with a Nonconvertible Holder's election to make an Additional Contribution or vote against such Business Combination Transaction Proposal, respectively.

                  (iv) Within ten (10) Trading Days following the date of the Business Combination Vote, if the Business Combination Approval was not obtained, the Tabulation Agent shall deliver a notice to each Nonconvertible Holder stating (1) that the Business Combination Approval was not obtained, (2) the Principal Amount of the Nonconvertible Holders voting in favor and against such Business Combination Transaction Proposal and (3) such date 30 days after the Business Combination Proposal was rejected by the Nonconvertible Holders whereafter the Company shall be permitted to present a future Business Combination Proposal to the Nonconvertible Holders in accordance with Section 8.03(f).

            (e) Escrow Account and Control Account.

                  (i) On the Issue Date, the Company shall cause no less than 95% of the Principal Amount of the Notes on the Issue Date to be deposited into the Escrow Account and no more than 5% of the Principal Amount of the Notes on the Issue Date shall be deposited into an account of the Company designated by the Company for payment of the fees and expenses of the transactions contemplated by the Transaction Documents.

                  (ii) If the Company raises additional capital prior to the Threshold Acquisition Date, the Company shall deposit the first $2.5 million thereof into the Escrow Account.

                  (iii) Prior to the Threshold Acquisition Date, upon the consummation of any Approved Business Combination Transaction, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release an amount from the Escrow Account (1) to the Control Account or to another account or accounts of the seller(s) of the assets or equity in the Approved Business Combination Transaction as may be designated by the Company that amount equal to the Business Combination Transaction Contribution Amount,
(2) to an account of the Company designated by the Company therefor that amount equal to the sum of the Additional Contribution Amount and (3) to the Paying Agent any amounts required to fund the Principal Amount of any redemption pursuant to Sections 11.01 or 11.02 in connection with a Nonconvertible Holder's vote against such Business Combination Transaction Proposal or election to make an Additional Contribution, respectively.

                  (iv) Prior to the thirty-first day immediately following the Threshold Acquisition Date, upon the election of any Nonconvertible Holder to exchange any or all of its Nonconvertible Notes for Convertible Notes pursuant to the terms of this Indenture, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release an amount from the Escrow Account to an account of the Company designated by the Company therefor equal to the Principal Amount of the Notes so exchanged.

                  (v) On the thirty-first day after the Threshold Acquisition Date, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to transfer to the Paying Agent the amount required to fund any redemption required by Section 11.02(e).

                  (vi) On the thirty-first day after the Threshold Acquisition Date, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to transfer any remaining Cash Collateral in the Escrow Account to the Control Account.

            (f) Frequency of Votes on Business Combination Transactions. If Majority Holders of the Outstanding Nonconvertible Notes fail to vote in favor of a Business Combination Proposal, the Company will not be permitted to present any further Business Combination Proposals to the Nonconvertible Holders for a thirty (30) day period after the date of such vote.

                                   ARTICLE IX

                             Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

            (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (c) to provide for a successor Trustee in respect of the Notes; or

            (d) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions in respect of matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

            (e) to add any additional Events of Default for the benefit of the Holders; or

            (f) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets; or

            (g) to decrease the Conversion Price of the Notes; provided, however, that such decrease shall be in accordance with the terms of this Indenture and shall not adversely affect the interests of the Holders; or

            (h) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Notes; provided that such change or modification does not adversely affect the interests of the Holders; or

            (i) to make any change or modification necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders; or

            (j) to allow any Subsidiary or any other Person to guarantee the Notes; or

            (k) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Security Agreement or any other Security Document; or

            (l) to add or modify any other provision herein in respect of matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders in any material respect.

      Section 9.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (a) reduce the rate of or extend the time for payment of interest, if any, on the Note; or

            (b) reduce the Principal Amount of, or extend the Stated Maturity of, any Note; or

            (c) make any change that impairs or adversely affects the conversion or exchange rights of any Notes; or

            (d) reduce the Redemption Price, the Fundamental Change Repurchase Price of any Note, the Make-Whole Premium or amend or modify in any manner adverse to the Holders the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

            (e) modify the provisions in respect of the right of Holders to cause the Company to redeem Notes on the Redemption Date or to repurchase Notes upon a Fundamental Change in a manner adverse to Holders; or

            (f) modify the provisions in respect of the approval of a Business Combination Proposal or the conversion or redemption of Outstanding Notes following the consummation of an Approved Business Combination Transaction; or

            (g) make any interest or principal on a Note payable in money other than that stated in the Note or other than in accordance with the provisions of this Indenture; or

            (h) impair the right of any Holder to receive payment of the Principal Amount of or interest or Liquidated Damages, if any, on a Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or in respect of such Holder's Notes; or

            (i) reduce the quorum or voting requirements under this Indenture;
or

            (j) change the ranking of the Notes in a manner adverse to the Holders; or

            (k) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

            (l) reduce the percentage in Principal Amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

            (m) modify any of the provisions of Section 5.12 or this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

            (n) modify the provisions of the Indenture in a manner adverse to the Holders in any material respect.

            It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

      Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                                    Covenants

      Section 10.01. Payments. The Company shall duly and punctually make all payments in respect of the Notes in accordance with the terms of the Notes and this Indenture.

      Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the Principal Amount and interest, including Redemption Price and Fundamental Change Repurchase Price, and Liquidated Damages, if any, on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Section 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates The Bank of New York as one such office or agency of the Company.

      Section 10.03. Money for Note Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability in respect of such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Note and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent in respect of such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Trading Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

      Section 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

      The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

      Section 10.05. Existence. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

      Section 10.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 10.07. Reports and Delivery of Certain Information. (a) The Company shall furnish to the Holders (or cause the Trustee to furnish to the Holders) such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, no later than the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the Commission. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act and shall comply with Trust Indenture Act Section 314(a), whether or not the Notes are governed by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders (or cause the Trustee to furnish to the Holders)
(i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company's certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, "Management Discussion and Analysis of Financial Condition and Results of Operations"; provided that, in each case, the delivery of materials to the Holders by electronic means shall be deemed "furnished" to the Holders for purposes of this Section 10.06; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.


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

      On the fifth Trading Day of each month following the month after the Threshold Acquisition Date, the Company will deliver to the Trustee and disclose in a Current Report on Form 8-K or such other form acceptable to the Trustee an Officer's Certificate certifying to (i) the Cash Collateral amount held in the Control Account, (ii) the calculations as to whether an Event of Default pursuant to Section 5.01(j) has occurred during the previous month and (iii) the accuracy of an attached statement of the balance of the Control Account from the Bank of New York dated on the last Business day of the previous month or such other date as deemed acceptable by the Trustee.

            (b) Notwithstanding the foregoing, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

      Section 10.08. Resale of Certain Notes. The Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

      Section 10.09. Book-Entry System. If the Notes cease to trade in the Initial Depositary's or Depositary's book-entry settlement system, as applicable, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Notes.

      Section 10.10. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders.

      Section 10.11. Liquidated Damages Under the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers' Certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such an Officers' Certificate or a notice from a Holder, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.


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

      Section 10.12. Incurrence of Indebtedness. So long as the Notes are Outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness. The Company shall not, and shall not permit any Subsidiary to, incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially similar terms. No Guarantor will incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Guarantee on substantially similar terms. For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by virtue of being unsecured or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

      Section 10.13. Existence of Liens. So long as the Notes are Outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

      Section 10.14. Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

      Section 10.15. Restriction on Redemption and Dividends. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any non-cash dividend or other non-cash distribution on its Capital Stock. Until 18 months after the original issuance of the Nonconvertible Notes, or such earlier date when no Nonconvertible Notes remain Outstanding, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on its Capital Stock.


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

      Section 10.16. Reservation of Authorized Shares.

            (a) Reservation. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each Note equal to 130% of the Conversion Rate in respect of the Conversion Amount of each such Note as of the Issue Date. So long as any Notes are Outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Outstanding Notes (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the Principal Amount of the Notes held by each Holder on the Issue Date or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a Holder shall sell or otherwise transfer any of such Holder's interests in any Notes, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders of such Notes, pro rata based on the Principal Amount of the Notes then held by such Holders.

            (b) Insufficient Authorized Shares. If at any time while any of the Notes remain Outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Outstanding Notes. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

      Section 10.17. Financial Covenants

            (a) Leverage Coverage Ratio: Convertible debt to annualized quarterly earnings before interest, taxes, depreciation and amortization not to exceed 25 to 1, beginning first fiscal quarter 2008 (September 30, 2007); not to exceed 20 to 1, beginning the first quarter 2009 (September 30, 2008); not to exceed 15 to 1, beginning first quarter 2010 (September 30, 2009); not to exceed 10 to 1, beginning first quarter 2011 (September 30, 2010). No Event of Default shall be deemed to have occurred pursuant to the provisions of this Section 10.17(a) until the required ratios have not been met for two consecutive fiscal quarters.


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

            (b) Business Covenant: Subscriber Targets (CPQ only): 4,000 seats by September 30, 2006 shall have been achieved, increasing by 2,000 seats per fiscal quarter thereafter, with such requirement ceasing effective 18 months after original issuance of the Nonconvertible Notes. Failure to achieve the required numbers of subscribers in any two consecutive fiscal quarters, shall result in a right of redemption in respect of the Notes.

            (c) Control Account Balance and Releases. Monies in the Control Account may only be released therefrom to pay the sum of (i) the purchase price of any Business Combination Transaction, (ii) the reasonable fees and expenses of such Business Combination Transaction (including, without limitation, the fees and expenses of the Placement Agent as set forth in the Placement Agent Agreement) and (iii) the reasonable additional working capital requirements of the Company as a result of the consummation of, and reasonably necessary in connection with the integration of, such Business Combination Transaction; provided, however, that if the remaining balance in the Control Account is $1,000,000 or less, such amount may be released to the Company and the Control Account closed.

            (d) Certification. Within 15 days of the end of each fiscal quarter, the Company shall furnish an Officers' Certificate to the Trustee stating (i) the leverage coverage ratio achieved in the applicable quarter, (ii) the average number of CPQ subscribers during the applicable quarter, and (iii) that no monies were released from the Control Account, or if they were that they were used solely as prescribed by Section 10.17(c). Reporting as to item (ii) above shall cease from the quarter that ends next after 18 months of the date of original issuance of the Nonconvertible Notes. Reporting as to item (iii) above shall cease from the quarter after the quarter in which the Control Account is closed.

      Section 10.18. PIPE Offering. Within six months of the date hereof, the Company intends to enter into a securities purchase agreement (the "PIPE Securities Purchase Agreement"), by and among the Company and the buyers listed on the schedule of buyers attached thereto (the "PIPE Buyers"), wherein the Company will agree, upon the terms and subject to the conditions of the PIPE Securities Purchase Agreement, to issue and sell to the PIPE Buyers (i) an aggregate of at least one million shares of Common Stock of the Company (the "PIPE Common Shares"), and (ii) warrants (the "PIPE Warrants" and collectively with the PIPE Securities Purchase Agreement, the "PIPE Documents"), which will be exercisable to purchase additional shares of Common Stock (as exercised, the "PIPE Warrant Shares") in accordance with the terms of the PIPE Warrants. The Company shall not issue such PIPE Common Shares or other private issuance for public equity of the Company or any warrants to purchase Common Stock of the Company in connection therewith, including PIPE Warrants except pursuant to PIPE Documents approved by the majority in Principal Amount of the Notes, which approval shall not be unreasonably withheld.

      Section 10.19. Management Offerings. The Company shall not issue to members of management, directors or consultants to the Company equity or securities convertible into equity of the Company except pursuant to documents approved by the majority in Principal Amount of the Notes, which approval shall not be unreasonably withheld.


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

                                   ARTICLE XI

                            Exchanges and Redemptions

      Section 11.01. Exchanges.

            (a) Approved Business Combination Transaction Exchanges. Each Approving Holder shall upon the closing of such Approved Business Combination Transaction receive in exchange for such Holder's Nonconvertible Note a Convertible Note in a principal amount equal to such Holders' Business Combination Pro Rata Transaction Amount for such Approved Business Combination Transaction. Whenever any Nonconvertible Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Convertible Notes which the Holder making the exchange is entitled to receive. Upon surrender of a Nonconvertible Note that is to be exchanged in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Nonconvertible Note in an authorized denomination equal in principal amount to the unexchanged portion of the Nonconvertible Note surrendered. On the date of such exchange, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release the Business Combination Transaction Contribution Amount from the Escrow Account to the Control Account, or to the seller(s) of the acquired assets or equity under the applicable Approved Business Combination Transaction.

            (b) Exchange at the Option of Nonconvertible Holders. At the option of the Nonconvertible Holder, Nonconvertible Notes may be exchanged for Convertible Notes, of any authorized denominations and of a like aggregate Principal Amount, upon surrender of the Nonconvertible Note(s) to be exchanged at such office or agency designated therefor by the Company as required by
Section 10.02, accompanied by a notice of the Nonconvertible Holder indicating the principal amount of the Nonconvertible Note(s) the Holder is electing to have exchanged and the date of such exchange; provided, however, that such date shall not be less than ten (10) Trading Days after the date of delivery by such Holder of such notice. Whenever any Nonconvertible Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Convertible Notes which the Holder making the exchange is entitled to receive. Upon surrender of a Nonconvertible Note that is to be exchanged in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Nonconvertible Note in an authorized denomination equal in principal amount to the excess of the Principal Amount of the Nonconvertible Note surrendered over the portion of the Nonconvertible Note exchanged. On the date of such exchange, the Company and the Trustee shall jointly instruct the Bank of New York, as escrow agent, to release an amount equal to the principal amount so exchanged from the Escrow Account to an account designated therefor by the Company.


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

            (c) Exchange and Redemption at the Option of the Nonconvertible Holders. After the first Approved Business Combination Transaction, any Holder may elect to exchange (such exchange, the "Additional Contribution") Nonconvertible Notes for Convertible Notes in an amount equal to such Holder's Business Combination Pro Rata Transaction Amount or BT Redemption Amount, as applicable (the "Additional Contribution Amount"). In connection with any such exchange, the Company shall redeem from each such exchanging Holder such Holder's remaining Outstanding Nonconvertible Note(s) in accordance with Section 11.02(c). In order to effect such exchange and redemption, the Holder shall surrender the Nonconvertible Note(s) to be exchanged and redeemed at such office or agency designated therefor by the Company as required by Section 10.02, accompanied by a notice of the Holder indicating that (i) the Holder is electing to have Nonconvertible Notes exchanged for Convertible Notes in principal amount equal to the Additional Contribution Amount and (ii) the Company shall redeem all remaining Nonconvertible Notes of such Holder and the date of such exchange and redemption; provided, however, that such date shall not be less than ten
(10) Trading Days after the date of delivery by such Holder of such notice. Whenever any Nonconvertible Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Convertible Notes which the Holder making the exchange is entitled to receive. On the date of such exchange and redemption, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release the Additional Contribution Amount from the Escrow Account to an account designated therefor by the Company.

            (d) Automatic Exchange. Except as set forth below in Section 11.02(e), on the thirty-first day after the Threshold Acquisition Date, each Holder of Nonconvertible Notes shall surrender its remaining Nonconvertible Notes to such office or agency designated therefor by the Company as required by
Section 10.02, in exchange for the like aggregate principal amount of Convertible Notes. On the date of such exchange, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release all remaining amounts in the Escrow Account to the Control Account.

            (e) Applicability to Global Note Anything herein to the contrary notwithstanding, in the case of any exchange of all or part of any Global Note, such Note(s) shall be surrendered for exchange in accordance with the rules and procedures of the Trustee as in effect from time to time.

            Section 11.02. Right to Require Redemption. Except as provided in this Article XI, the Notes are not redeemable at any time prior to Maturity. Any redemption by the Company contemplated pursuant to this Section 11.02 shall be consummated by delivery to the Paying Agent of the consideration to be received by the Holder(s) on the Redemption Date.

            (a) Business Transaction Redemption. Upon the consummation of an Approved Business Combination Transaction (the "BT Redemption Date"), the Company shall automatically redeem such portion of the Principal Amount of the Outstanding Nonconvertible Notes of each Holder that voted against such Approved Business Combination Transaction an amount in cash equal to such Holder's Business Combination Pro Rata Transaction Amount in respect of such Approved Business Combination Transaction (the "BT Redemption Amount") at the BT Redemption Price. The "BT Redemption Price" means the Principal Amount of the Outstanding Nonconvertible Notes to be redeemed equal to the BT Redemption Amount, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the BT Redemption Date. On the Business Day prior to such redemption, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release the Principal Amount of the Outstanding Nonconvertible Notes to be redeemed from the Escrow Account to an account designated by the Paying Agent therefor. Accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the BT Redemption Date shall be deposited by the Company into such account.


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

            (b) Holder's Right of Optional Redemption. On any Trading Day (i) in respect of any Nonconvertible Note, eighteen (18) months or longer after the Issue Date of such Nonconvertible Note; (ii) in respect of any Convertible Note,
(1) if the per share price of the Common Stock sold in the PIPE Offering is equal to or greater than $7, then thirty-six (36) months or longer after the Issue Date of the Nonconvertible Note exchanged for such Convertible Note or (2) if the per share price of the Common Stock sold in the PIPE Offering is less than $7, then twenty-four (24) months or longer after the Issue Date of the Nonconvertible Note exchanged for such Convertible Note, or (iii) in respect of any Note, after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) in any two consecutive fiscal quarters, any Holder of such Notes may elect to have such Notes redeemed, in whole or in part, by the Company and, each Holder shall have the right, in its sole discretion, to require that the Company redeem all or any part of the Principal Amount of such Holder's Convertible and/or Nonconvertible Notes, as applicable, for the Optional Redemption Amount by delivering an Optional Redemption Notice to the Company. The Company shall pay the applicable Optional Redemption Amount in cash on the Optional Redemption Date, with such amount being attributed first to the reduction of interest, Liquidated Damages, if any, and other Obligations (other than Principal Amount) owing on such Note(s), and then to the repayment of the Principal Amount on such Note(s).

            (c) Redemption in Connection with Exchange at the Option of the Holders. In connection with an exchange of Nonconvertible Notes as provided by
Section 11.01(c), the Company shall redeem from each such exchanging Holder an amount of Nonconvertible Notes equal to the Principal Amount Outstanding of such Holder's Nonconvertible Note(s) less such Holder's Additional Contribution Amount for the Optional Redemption Amount therefor. On the date of such redemption, the Company and the Trustee shall jointly instruct The Bank of New York, as escrow agent, to release the Principal Amount of the Outstanding Nonconvertible Notes to be redeemed from the Escrow Account to an account designated therefor by the Paying Agent. Accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the applicable Redemption Date shall be deposited by the Company into such account.

            (d) Redemption Option of Holders if Additional Capital Not Raised. If the Company fails to raise at least Seven Million dollars ($7,000,000.00) of additional capital pursuant to an equity offering within six months of the date hereof, each Nonconvertible Holder shall have the right for a period of thirty
(30) days thereafter, in its sole discretion, to require that the Company redeem all or part of the Principal Amount of such Holder's Nonconvertible Note(s) for the Optional Redemption Amount by delivering an Optional Redemption Notice to the Company.

            (e) Redemption of the Consistently Non-Approving Holder. If prior to the Threshold Acquisition Date, any Holder has voted against all Approved Business Combination Transactions, such Holder, in lieu of having its Non-Convertible Notes exchanged for Convertible Notes as set forth in Section 11.01(d), shall on the thirty-first day after the Threshold Acquisition Date, have all of its outstanding Nonconvertible Notes redeemed by the Company for the Optional Redemption Amount therefor.

      Section 11.03. Deposit of Aggregate Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company and the Trustee shall instruct the Escrow Agent to, and/or the Company shall, as applicable, deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes presented for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Notes must be surrendered to the Paying Agent for cancellation to collect payment. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article XIII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      Section 11.04. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Notes during a period of ten days before the Redemption Date or (ii) register the transfer of, or exchange any, Notes so presented for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      Section 11.05. Repurchase of Notes at Option of the Holder Upon Fundamental Change.

            (a) General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, each Holder shall have the option to require all or a portion of its Notes to be repurchased (the "Fundamental Change Repurchase") by the Company at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date in accordance with the following procedures. The "Fundamental Change Repurchase Price" means the Principal Amount of the Outstanding Notes to be repurchased, together with accrued and unpaid interest, Liquidated Damages, if any, and Make-Whole Premium, to, but excluding, the Fundamental Change Settlement Date.

            (b) Company Notice of Fundamental Change. Within 15 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall deliver a written notice of Fundamental Change (the "Fundamental Change Company Notice") by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Noteholder and shall state:

                  (i) the events causing a Fundamental Change and the date of such Fundamental Change;


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

                  (ii) the last date of the Fundamental Change
Conversion/Repurchase Period by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 11.05 or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 13.02;

                  (iii) the Fundamental Change Settlement Date;

                  (iv) the Fundamental Change Repurchase Price;

                  (v) the Conversion Price applicable on the date of the Fundamental Change Company Notice;

                  (vi) that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article XIII hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (vii) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

                  (viii) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Settlement Date and the time of surrender of such Note as described in clause (vii) above;

                  (ix) the procedures the Holder must follow to exercise rights under this Section 11.05;

                  (x) the conversion rights of the Notes;

                  (xi) the procedures for withdrawing a Fundamental Change Repurchase Notice;

                  (xii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Change Settlement Date;

                  (xiii) the CUSIP number of the Notes;

                  (xiv) that a Make-Whole Premium is required to be paid by the Company upon any conversion or redemption in connection with a Fundamental Change; and

                  (xv) whether such Make-Whole Premium shall be paid in cash, by delivery of shares of Common Stock or a combination thereof in accordance with
Section 14.01(c).


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

            The Company shall, at least three (3) Trading Days prior to delivering the Fundamental Change Company Notice, deliver an Officers' Certificate to the Trustee specifying:

                       (A) the information required by the Fundamental Change Company Notice pursuant to Section 11.05(b);

                       (B) if the Company elects to pay all or a portion of the Make-Whole Premium in shares of Common Stock, that the conditions to such manner of payment set forth in Section 14.01(d) have been or will be complied with; and

                       (C) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 11.05(b).

            If the Company requests that the Trustee give (at the Company's expense) such Fundamental Change Company Notice in the Company's name, the Company shall, in all cases, prepare the text of such Fundamental Change Company Notice. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Trading Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

                  (c) Fundamental Change Repurchase Notice. In order to exercise its rights under this Section 11.05, a Holder must deliver to the Paying Agent:

                  (i) a written notice of repurchase (a "Fundamental Change Repurchase Notice"), substantially in the form of Exhibit D hereto, at any time during the Fundamental Change Conversion/Repurchase Period:

                       (A) the certificate number (if such Note is held other than in global form) of the Note which the Holder will deliver to be repurchased;

                       (B) the portion of the Principal Amount of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount of not less than the lesser of $1,000 or Outstanding Principal Amount of such Note; and

                       (C) that such Note shall be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

                  (ii) the Note (if such Note is held other than in global form) for cancellation prior to, on or after the Fundamental Change Settlement Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.


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

      Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

      Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.05 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Settlement Date and the time of delivery of the Note.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this
Section 11.05(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Trading Day prior to the Fundamental Change Settlement Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.06.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

            (d) Payment of Fundamental Change Repurchase Price. The Notes to be repurchased pursuant to this Section 11.05 shall be paid for by (i) the payment of the Fundamental Change Repurchase Price (excluding the Make-Whole Premium) in cash; and (ii) the payment of the Make-Whole Premium, at the option of the Company (or the Surviving Entity, as applicable), in either cash or shares of Common Stock.

            (e) Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 11.09, sufficient to pay the aggregate Fundamental Change Repurchase Price (excluding the Make-Whole Premium) of all Notes to be purchased pursuant to this Section 11.05; provided that the Company shall make deposits relating to payment of the Make-Whole Premium in accordance with Section 14.02.

      Section 11.06. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.05(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in respect of such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Settlement Date in respect of such Note (provided the conditions in Section 11.05(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.05(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XIII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Trading Day prior to the Fundamental Change Settlement Date specifying:


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

            (a) the Principal Amount of the Outstanding Note in respect of which such notice of withdrawal is being submitted;

            (b) the certificate number (if such Note is held in other than global form) of the Note in respect of which such notice of withdrawal is being submitted; and

            (c) the Principal Amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for purchase or repurchase by the Company.

      There shall be no repurchase of any Notes pursuant to Section 11.07 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) in respect of which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

      Section 11.07. Notes Repurchased in Whole or in Part. Any Note which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Outstanding Note so surrendered which is not repurchased. Anything herein to the contrary notwithstanding, in the case of any repurchase of all or part of any Global Note, such Note(s) shall be surrendered for repurchase in accordance with the rules and procedures of DTC as in effect from time to time.

      Section 11.08. Covenant to Comply With Securities Laws Upon Repurchase of Notes. In connection with any offer to repurchase Notes under Section 11.05 (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 11.05 to be exercised in the time and in the manner specified in
Section 11.05, as applicable.


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

      Section 11.09. Deposit of Fundamental Change Repurchase Price and Common Stock for Fundamental Change Conversion. Prior to 10:00 a.m. (local time in The City of New York) on the Trading Day preceding the Fundamental Change Settlement Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) (a) an amount of money (in immediately available funds if deposited on such Trading
Day), sufficient to pay the Fundamental Change Repurchase Price and/or (b) Common Stock sufficient to satisfy any Fundamental Change Conversion as applicable, of all the Notes or portions thereof which are to be repurchased or converted, as applicable as of the Effective Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to this Section 11.09.

      Section 11.10. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon Company request any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 11.09 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Settlement Date, then as soon as practicable following the Fundamental Change Settlement Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company upon Company request.

                                  ARTICLE XII

                         Interest Payments on the Notes

      Section 12.01. Interest Rate. (a) Interest on the Notes shall be payable quarterly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Notes shall accrue at a rate equal to (i) if a Nonconvertible Note, the greater of (A) 4.51% and (B) the three month U.S. Treasury Rate (as reported on Bloomberg) and (ii) if a Convertible Note, LIBOR plus three percent (3%) per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The applicable Interest Rate in respect of the Nonconvertible Notes shall be determined for each quarterly interest period on the first Trading Day of such period. The applicable Interest Rate in respect of the Convertible Notes shall first be determined on the first Trading Day of the quarterly interest period during which any Convertible Notes are first issued for that quarterly interest period and the next subsequent quarterly interest period, and shall be re-set on the first Trading Day of the second subsequent quarterly interest period and semi-annually thereafter on the first Trading Day of such period. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date of issuance until the Principal Amount is paid or duly made available for payment.

            (b) On each Interest Dividend Payment Date, an additional sum determined by the Company shall be payable as interest on each Note equal to the product of (i) the number of shares of Common Stock into which such Note (or in the case of a Nonconvertible Note, the Convertible Note issuable upon exchange of such Nonconvertible Note) was convertible on the Record Date for such Interest Dividend Payment Date (without regard to the Conversion Limitation) and
(ii) the dividends or distributions paid or otherwise made or deemed made by the Company per share of Common Stock on such Interest Dividend Payment Date.


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

            (c) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Interest Dividend Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be made by check mailed to the address of the Holder specified in the register of Notes; provided, however, that, in respect of any Holder of Notes with an aggregate principal amount in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten (10) days prior to the applicable Interest Payment Date or Interest Dividend Payment Date. In the case of a permanent Global Note, interest payable on any Interest Payment Date or Interest Dividend Payment Date will be paid to the Initial Depositary or the Depositary (in respect of that portion of such permanent Convertible Global Note held for its account by Cede & Co.) for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

      Section 12.02. Interest Payment Upon Exchange or Redemption. On the date of any exchange or redemption pursuant to Article XI, interest accrued but unpaid thereon shall be payable on the Notes so exchanged or redeemed.

                                  ARTICLE XIII

                                   Conversion

      Section 13.01. Conversion Privilege.

            (a) Optional Conversion. Subject to the further provisions of this
Section 13.01 and Section 13.02(i), at any time after the Issuance Date, a Holder of a Convertible Note may convert the Principal Amount of such Convertible Note (or any portion thereof equal to any integral multiple of $1,000) into shares of Common Stock.

            (b) Forced Conversion.

                  (i) If at any time from and after the Threshold Acquisition Date and prior to the Stated Maturity, (x) the VWAP of the shares of Common Stock exceeds 200% of the Conversion Price as of the Issuance Date ($16.00 per share) (subject to adjustment as set forth herein) for each of any fifteen (15) consecutive Trading Days after the Threshold Acquisition Date, and (y) the Conditions to Forced Conversion (as defined below) shall have been satisfied on each day during the period commencing on the Forced Conversion Notice Date and ending on the Forced Conversion Date (each, as defined below), the Company shall have the right, subject to the limitation in Section 13.02(i), to require each Holder of a Convertible Note to convert all or a portion of such Note, as designated in the Forced Conversion Notice (as defined below) into Common Stock at the Conversion Price as of the Forced Conversion Date (as defined below) (a "Forced Conversion"). The Company may exercise its right to require conversion under this Section 13.01(b)(i) by delivering on the Trading Day following the end of the 15 consecutive Trading Days referred to in clause (x) above, a written notice thereof to the Convertible Holders and the Trustee (the "Forced Conversion Notice" and the date the Trustee received such notice is referred to as the "Forced Conversion Notice Date"). The Forced Conversion Notice shall be irrevocable. The Company shall make a public announcement in respect of the Forced Conversion Notice on the Forced Conversion Notice Date. The Forced Conversion Notice shall state (A) the Trading Day selected for the Forced Conversion, which Trading Day shall be at least twenty (20) Trading Days but not more than forty (40) Trading Days following the Forced Conversion Notice Date (the "Forced Conversion Date"), and (B) the Principal Amount of the Outstanding Convertible Notes for which such Forced Conversion shall be applicable. Upon a Forced Conversion, each Convertible Holder shall be deemed to have delivered a Notice of Conversion pursuant to Section 13.02 on the Forced Conversion Notice Date.


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

                  (ii) If the Company elects to cause a Forced Conversion of any portion of any Convertible Note pursuant to Section 13.01(b)(i), then it must simultaneously take the same action in the same proportion in respect of each other Convertible Notes issued under this Indenture. If the Company has elected a Forced Conversion, the mechanics of Conversion set forth in Section 13.02 shall apply, to the extent applicable, as if the Company had received from the Convertible Holder on the Forced Conversion Notice Date a Notice of Conversion.

                  (iii) For purposes of this Section 13.01, the following definitions shall apply:

                       (A) "Conditions to Forced Conversion" means that each of the following conditions have been met: (i) on each day during the period beginning three (3) months prior to the applicable date of determination (such period, the "Measuring Period"), either (x) a Shelf Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Convertible Note shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one (1) day and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, or (B) an Event of Default or
(C) an event that with the passage of time or giving of notice would constitute an Event of Default; (iv) the Company shall have no knowledge of any fact that would cause any one of the following: (x) a Shelf Registration Statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Transfer Restricted Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Convertible Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (v) the Company has a minimum aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the Measuring Period of $4 million; (vi) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 13.02(i) hereof and the rules or regulations of the Principal Market; (vii) the Company shall not have failed to make any payment on any Obligation within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (viii) the Company shall not have effected during the thirty (30) consecutive day period prior to the Forced Conversion Date, Forced Conversions into shares of Common Stock (together with any shares of Common Stock to be issued upon the Forced Conversion Date) in excess of 50% of the aggregate value of the shares of Common Stock traded during the ten (10) consecutive Trading Days prior to the Forced Conversion Notice Date as reported on Bloomberg; and (ix) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.


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

                       (B) "VWAP" means, for any date, the price determined by the Company by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Eligible Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.

            (c) Conversion Period. Notwithstanding the foregoing, if such Convertible Note is presented for repurchase pursuant to Article XI, such conversion right shall terminate at the close of business on the last day of the Fundamental Change Conversion/Repurchase Period for such Convertible Note (unless the Company shall default on payment when due, in which case the conversion right shall extend to the close of business on the date such default is cured and such Convertible Note is repurchased).

            (d) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 13.01 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

                  (i) "Conversion Amount" means the sum of (A) the portion of the Principal Amount to be converted, redeemed or otherwise in respect of which this determination is being made and (B) accrued and unpaid interest and Liquidated Damages, if any, in respect of such Principal Amount.


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

                  (ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lower of (x) $8.00 and (y) 125% of the per share price of the Common Stock sold in the PIPE Offering (as defined in the Securities Purchase Agreement), subject to adjustment as provided in Section 13.06.

            (e) Convertible Notes Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Convertible Note also apply to conversion of a portion of a Convertible Note.

            (f) Rights of Convertible Holders. Unless otherwise provided herein, a Holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Convertible Notes to Common Stock, and only to the extent such Convertible Notes are deemed to have been converted into Common Stock pursuant to this Article XIII.

      Section 13.02. Conversion Procedure.

            (a) To convert a Convertible Note (or any portion thereof) into shares of Common Stock on any date (the "Conversion Date"), a Convertible Holder must (i) complete and manually sign the conversion notice on the back of the Convertible Note (or a facsimile of the conversion notice) specifying the Principal Amount of such Convertible Note such Holder seeks to convert and deliver such notice and deliver such documentation (a "Notice of Conversion") to a Conversion Agent, (ii) surrender the Convertible Note to a Conversion Agent,
(iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required. Anything herein to the contrary notwithstanding, in the case of a Convertible Global Note, a Notice of Conversion shall be delivered and such Convertible Notes shall be surrendered for conversion in accordance with the rules and procedures of DTC as in effect from time to time.

            (b) The Company will, as soon as practicable after the Conversion Date, but in no event later than two (2) Trading Days following the delivery of a Notice of Conversion (the "Share Delivery Date") issue, or cause to be issued, and deliver to the Conversion Agent or to such convertible Holder, or such Convertible Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Convertible Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Convertible Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Convertible Note, such Person shall no longer be a Holder of such Convertible Note. Except as otherwise provided in
Section 13.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Convertible Note.


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

            All Convertible Notes or portions thereof surrendered for conversion during the period from the close of business on the Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted. All Convertible Notes or portions thereof surrendered for conversion during the period subsequent to the close of business on the Interest Payment Date to the opening of business on the Record Date preceding the next Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the accrued and unpaid interest and Liquidated Damages, if any, since such Interest Payment Date in respect of the Principal Amount being converted.

            (c) Company's Failure to Timely Convert. If within three (3) Trading Days after the delivery by such Convertible Holder of a Notice of Conversion the Company shall, or at the Company's request the Conversion Agent shall, fail to issue and deliver a certificate or certificates to such Holder, or such Holder's nominee or nominees or credit such Holder's nominee's account at the Initial Depository or Depositary, as applicable (a "Conversion Failure"), for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Convertible Notes, and if on or after such Trading Day such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Trading Days after such Convertible Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or
(ii) promptly honor its obligation to deliver to such Convertible Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price in respect of shares of Common Stock on the Conversion Date. Unless the cause of such Conversion Failure is entirely out of the control of the Company, during a Conversion Failure, additional interest shall accrue on the Convertible Notes subject to the applicable Notice of Conversion at a rate of 1.5% per day (such amount, the "Conversion Failure Liquidated Damages"). In the case of a Conversion Failure, each Holder as to which such Conversion Failure has occurred may, at its election, withdraw its Conversion Notice in whole but not in part, provided in such case that each Holder making such election shall, in respect of the Convertible Notes subject to such Conversion Notice, not be entitled to receive either the Buy-In Price or the Conversion Failure Liquidated Damages.


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            (d) If a Holder converts more than one Convertible Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Convertible Notes converted.

            (e) The conversion by the Convertible Holder following its receipt of the Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a "Fundamental Change Conversion". In connection with a Fundamental Change Conversion, the Convertible Holder shall be entitled to receive a Make-Whole Premium in accordance with Article XIV.

            (f) Upon surrender of a Convertible Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Convertible Holder, as soon as practicable but in no event later than three (3) Trading Days after receipt of such Convertible Note, a new Convertible Note equal in Principal Amount to the unconverted portion of the Convertible Note surrendered.

            (g) If the last day on which Convertible Note may be converted is not a Trading Day in a place where a Conversion Agent is located, the Convertible Notes may be surrendered to that Conversion Agent on the next succeeding Trading Day.

            (h) Convertible Holders that have already delivered a Fundamental Change Repurchase Notice in respect of a Convertible Note may not surrender such Convertible Note for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Section 11.06.

            (i) The Company shall not effect any conversion of a Convertible Note, including, without limitation a Forced Conversion pursuant to Section 13.01(b), and no Convertible Holder shall have the right to convert any portion of such Convertible Note, to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Convertible Holder (together with the Convertible Holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the "Conversion Limitation"). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Convertible Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Convertible Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Convertible Note beneficially owned by the Convertible Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Convertible Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 13.02(i), in determining the number of outstanding shares of Common Stock, the Convertible Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Convertible Holder, the Company shall within one Trading Day confirm orally and in writing to the Convertible Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Convertible Note, by the Convertible Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Convertible Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Convertible Holder sending such notice and not to any other Holder of Convertible Notes.


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

      Section 13.03. No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

      Section 13.04. Taxes on Conversion. If a Convertible Holder converts a Convertible Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, the Convertible Holder shall pay any such tax which is due because the Convertible Holder requests the shares to be issued in a name other than the Convertible Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Convertible Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Convertible Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

      Section 13.05. Company to Provide Stock. (a) The Company shall, prior to issuance of any Convertible Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all Outstanding Notes into shares of Common Stock (including after taking into account any adjustments to the Conversion Price pursuant to Section 13.06).

            (b) All shares of Common Stock delivered upon conversion of the Convertible Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Convertible Notes, if any, and will list or cause to have quoted such shares of Common Stock on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Unless registered, any shares of Common Stock issued upon conversion of a Convertible Note hereunder which at the time of conversion was a Transfer Restricted Convertible Note shall be a restricted security.

      Section 13.06. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

            (a) Adjustment upon Issuance of Shares of Common Stock. If and whenever on or after the Issue Date the Company issues or sells, or in accordance with this Section 13.06 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 13.06(a), the following shall be applicable:

                  (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 13.06(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 13.06(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company in respect of one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of Conversion Price has been or is to be made pursuant to other provisions of this Section 13.06(a), no further adjustment of the Conversion shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 13.06(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of original issuance of the Nonconvertible Notes are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 13.06(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                  (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of a majority of the Outstanding Principal Amount of the Convertible Notes. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holders of a majority of the Outstanding Principal Amount of the Convertible Notes. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                  (v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (b) If the Company at any time on or after the Issue Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issue Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 13.06(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (c) If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the original issuance of the Nonconvertible Notes, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date.

            (d) In case the Company or any of its Subsidiaries shall purchase any shares of the Company's Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

                  (1) the numerator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the then Current Market Price per share of the Common Stock; and

                  (2) the denominator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with clause (e) of Section 13.06).

            For purposes of this clause (d) of Section 13.06, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this clause (d) of Section 13.06 to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 13.06(d). For purposes of this clause (d) of Section 13.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

            (e) If any event occurs of the type contemplated by the provisions of this Section 13.06 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 13.06(e) will increase the Conversion Price as otherwise determined pursuant to this Section 13.06.

      Section 13.07. No Adjustment. (a) No adjustment need be made for issuances of Excluded Securities (as defined in the Securities Purchase Agreement).

            (b) To the extent that the Convertible Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

            (c) No adjustment in the Conversion Price shall be made pursuant to
Section 13.06 if the Convertible Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 13.06.

            (d) Other than as described above in Section 13.06, no adjustment to the Conversion Price shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

      Section 13.08. Notice of Conversion Price Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

      Section 13.09. Notice of Certain Transactions. In the event that:

            (a) the Company takes any action which would require an adjustment in the Conversion Price;

            (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

            (c) there is a dissolution or liquidation of the Company,

            the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least twenty (20) days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 13.09.

      Section 13.10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Convertible Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Convertible Note then Outstanding shall have the right to convert such Convertible Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Convertible Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article XIII. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.10 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 13.10, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Convertible Holders upon the conversion of their Convertible Notes after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

      Section 13.11. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article XIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Convertible Notes and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article XIII.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.10.

      Section 13.12. Voluntary Decrease. The Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the decrease is irrevocable during the period if the Board of Directors determines that such decrease would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides fifteen (15) days' prior notice of any increase in the Conversion Price.

      Section 13.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article XIII shall be conclusive if made in good faith and in accordance with the provisions of this Article XIII, absent manifest error, and set forth in a resolution of the Board of Directors.

                                  ARTICLE XIV

                               Make-Whole Premium

      Section 14.01. Make-Whole Premium. (a) If a Fundamental Change occurs, Holders shall receive from the Company the Make-Whole Premium in connection with a Fundamental Change Conversion or a Fundamental Change Repurchase.

            (b) The Make-Whole Premium shall be determined as follows:

                  (i) "Effective Date" means the date that the applicable Fundamental Change becomes effective.

                  (ii) "Stock Price" means the price paid per share of Common Stock in the transaction constituting the applicable Fundamental Change, determined as follows:

                       (x) if holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; or

                       (y) in all other circumstances, the Stock Price shall be the arithmetic average of the Closing Prices Per Share of the Common Stock on the five (5) Trading Days ending on the fifth Trading Day immediately prior to the Effective Date.

                  (iii) "Make-Whole Premium" means a number of additional shares of Common Stock to be received upon conversion or redemption per $1,000 original principal amount of Notes equal to:

                       (x) If the Stock Price is less than $6.00 (subject to adjustment pursuant to Section 13.06) (the "Stock Price Threshold"), no shares;

                       (y) If the Stock Price is more than $10.00 (subject to adjustment pursuant to Section 13.06) (the "Stock Price Cap"), no shares;

                       (z) Otherwise, the number of shares set forth on the table below (the "Make Whole Premium Table") for the Stock Price and the effective time.

==================================================================================================================================
                                                             Stock Price
==================================================================================================================================
   Stock Price \
        Date          9/1/06     3/1/07     9/1/07     3/1/08     9/1/08     3/1/09     9/1/09      3/1/10     9/1/10    3/1/11
================== =========== ========== ========== ========== ========== ========== ========== =========== ========== ==========
       6.00           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       6.25           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       6.50           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       6.75           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       7.00           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       7.25           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       7.50           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       7.75           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       8.00           23.65       22.23      20.76      19.28      17.74     16.19       14.57      12.95       11.25       9.54
       8.25           20.52       19.11      17.64      16.15      14.61     13.06       11.45       9.82        8.13       6.42
       8.50           17.40       15.98      14.51      13.03      11.49      9.94        8.32       6.70        5.00       3.29
       8.75           14.27       12.86      11.39       9.90       8.36      6.81        5.20       3.57        1.88       0.17
       9.00           11.15        9.73       8.26       6.78       5.24      3.69        2.07       0.45        0.00       0.00
       9.25            8.02        6.61       5.14       3.65       2.11      0.56        0.00       0.00        0.00       0.00
       9.50            4.90        3.48       2.01       0.53       0.00      0.00        0.00       0.00        0.00       0.00
       9.75            1.77        0.36       0.00       0.00       0.00      0.00        0.00       0.00        0.00       0.00
      10.00            0.00        0.00       0.00       0.00       0.00      0.00        0.00       0.00        0.00       0.00

If the Stock Price is between two Stock Price amounts on the Make-Whole Premium Table or the Effective Date is between two dates on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by straight-line interpolation between the number of additional shares set forth in the Make-Whole Premium Table for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 14.03.

            (c) Subject to Section 14.01(d), the Company may pay the Make-Whole Premium in shares of Common Stock (other than cash paid in lieu of fractional shares), in cash, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing. The Fundamental Change Company Notice delivered pursuant to Section 11.05(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total principal amount as if all Notes then Outstanding shall be converted or redeemed during the Fundamental Change Conversion/Repurchase Period, that will be paid in shares of Common Stock (which indication shall be irrevocable). If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall be paid in shares of Common Stock (or, if applicable, in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change). The amount of cash to be received shall equal the product of (i) the portion of the Make-Whole Premium to be paid in cash expressed as a number of shares of Common Stock and
(ii) the arithmetic average of the Closing Prices per share of the Common Stock on the five Trading Days prior to, but not including, the Effective Date.

      The Company may from time to time appoint a calculation agent in respect of the calculation of the Make-Whole Premium (the "Calculation Agent"). The Calculation Agent shall, on behalf and upon request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make Whole Premium in respect of such Stock Price based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within five (5) Trading Days of the request by the Company or the Trustee. The Company, or at the Company's request and expense, the Trustee in the name of the Company, (X) shall notify the Holders of the Stock Price and the estimated Make-Whole Premium per $1,000 original principal amount of Notes in respect of a Fundamental Change as part of the Fundamental Change Company Notice delivered in connection with a Fundamental Change in accordance with Section 11.05(b) or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders promptly upon the opening of business on the Effective Date of the number of additional shares (or, at the option of the Company, cash or other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions or redemptions upon such Fundamental Change.

            (d) Provided that the Company has timely given a Fundamental Change Company Notice containing all the information required under Section 11.07(b), the Company may elect to pay all or any portion of the Make-Whole Premium in shares of Common Stock if and only if the following conditions shall have been satisfied (or waived by the applicable Holder):

                  (i) from and after the delivery of the Fundamental Change Company Notice relating to the Make-Whole Premium through the payment of the Make-Whole Premium, (1) the shares of Common Stock to be issued in connection with the Make-Whole Premium are (x) either registered, approved and/or qualified, as applicable, or exempt from any such registration, approval and qualification, as applicable, under applicable federal and state securities law such that such shares of Common Stock shall be upon issue validly issued and delivered in accordance with applicable federal and state securities laws and not subject to any transfer restrictions under the Securities Act or other securities laws and (y) listed or approved for listing on The New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or The Nasdaq Capital Market; and (2) there shall be sufficient authorized but unissued (or issued but not outstanding) shares of Common Stock to issue the shares of Common Stock in connection with the Make-Whole Premium, and such Common Stock will upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights; and

                  (ii) the receipt by the Trustee of an (1) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (2) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Conversion in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of such Make-Whole Premium will be validly issued, fully paid and non-assessable and (3) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

      In the event of a Fundamental Change where the Company is not the surviving entity, for each conversion by a Holder after the Effective Date, such Holder shall receive in lieu of each share of Common Stock payable as part of the Make-Whole Premium the consideration received in such Fundamental Change for each share of Common Stock (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 14.01(d) as if such securities were "Common Stock" under this section).

      Notwithstanding anything herein to the contrary, if the surviving entity after a Fundamental Change is not listed on an Eligible Market, each Holder shall receive, in lieu of shares of Common Stock or other consideration such Holder is entitled to receive hereunder in a Fundamental Change, the cash fair market value of such shares of Common Stock or other consideration, as determined by an independent accountant selected by the Company and Holders of a majority in Principal Amount of the Notes.

      Promptly after determination of the actual number of shares of Common Stock to be issued (or cash amount to be paid) in respect of the Make-Whole Premium, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish this information on the Company's web site or through such other public medium as the Company may use at that time.

      Section 14.02. Payment of Make-Whole Premium. On or prior to 10:00 a.m. (New York City time) on the Effective Date, the Company will deposit with the Trustee or with one or more Paying Agents additional shares of Common Stock and/or cash sufficient to satisfy the entitlement of the Holders of Notes under
Section 14.01. Payment of the entitlement pursuant to Section 14.01 to Holders of Notes surrendered for conversion or redemption during the period beginning upon receipt of the Fundamental Change Company Notice and ending ten (10) Trading Days after the Effective Date (the "Fundamental Change Conversion/Repurchase Period") will be made promptly on the Fundamental Change Settlement Date, by delivering entitlements to securities, mailing checks in respect of cash and/or delivering other assets or property for the amount payable to the Holders of such Notes entitled thereto as they (and their addresses) shall appear in the security register. To the extent that the aggregate amount of shares of Common Stock or cash deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Notes under Section 14.01 that are converted or redeemed in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Fundamental Change Settlement Date, the Paying Agent shall return any such excess to the Company.

      Section 14.03. Adjustment to the Make-Whole Premium. Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to
Section 13.06, the Stock Price Threshold and the Stock Price Cap shall be adjusted, and each of the Stock Prices set forth in the Make-Whole Premium Table shall be adjusted, by multiplying each such amount by a fraction the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment. If an adjustment is made to the Conversion Price pursuant to Section 13.06, the number of additional shares as set forth in each entry on the Make-Whole Premium Table shall also be adjusted in an inversely proportionate manner at the same time.

                                   ARTICLE XV

                                    Security

      Section 15.01. Security Documents.

            (a) As general and continuing collateral security for the due and punctual satisfaction of all Obligations of the Company under this Indenture, and the other Transaction Documents and the due performance by the Company of its other Obligations hereunder and thereunder, the Company has entered into Security Documents to grant Liens (subject to Permitted Liens) on the Collateral.

            (b) The Company represents, covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral pursuant to each Security Document to which the Company and/or any of its Subsidiaries are party, free and clear of all Liens (other than Permitted Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens), (ii) it will execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments as the Collateral Agent may reasonably require, (iii) it will do or cause to be done all such acts as may be reasonably required by the Collateral Agent, to confirm to the Collateral Agent such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the other Transaction Documents and (iv) it will take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company to the extent and on the terms provided herein and therein, a legal, valid and enforceable fully perfected first-priority Lien (subject to Permitted Liens) and security interest in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders. The Company further represents, covenants and agrees that if any additional Subsidiary of the Company, or of any of its Subsidiaries, is formed or acquired after the Closing Date, the Company will notify the Collateral Agent, the Trustee and the Holders thereof and (a) if such Subsidiary is not a foreign Subsidiary, the Borrowers will cause such Subsidiary to become a party to each applicable Security Document within ten (10) Trading Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Collateral Agent or the Majority Holders shall reasonably request and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of the Company or any of its Subsidiaries, the Company will cause such shares and promissory notes evidencing such Indebtedness to be pledged within ten (10) Trading Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary shares of stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

            (c) The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee, the Collateral Agent and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents, as the same may be in effect or may be amended from time to time, each in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Documents. The Company shall deliver to the Trustee (if other than the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by this Section 14.01, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.

            (d) The Company will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which the Collateral Agent or the Majority Holders may reasonably request, or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, in each case at the expense of the Company. The Company also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

            (e) If any material assets are acquired by any Subsidiary after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Company will notify the Collateral Agent and the Holders thereof, and the Company will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Collateral Agent or the Majority Holders to grant and perfect such Liens, in each case at the expense of the Company.

      Section 15.02. Recording.

            (a) The Company shall cause, at the Company's expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required, or reasonably requested by the Collateral Agent, in order to preserve, protect and maintain the perfected first-ranking Liens (subject to Permitted Liens) created by the Security Documents on the Collateral. The Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Governmental Authority under Applicable Law in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

            (b) The Company shall furnish to the Trustee and the Collateral Agent on March 15 of each year, beginning March 15, 2007, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken in respect of the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and
(y) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

      Section 15.03. Possession of the Collateral.

            (a) Until the occurrence of an Event of Default, the Company may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Notes and the Security Documents.

            (b) The Collateral Agent is authorized to receive all amounts received as proceeds of any part of the Collateral and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by it and shall hold such as security for the Obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the other Transaction Documents until applied in accordance with the terms of this Indenture.

      Section 15.04. Suits to Protect the Collateral. The Collateral Agent shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect the interests of the Trustee, the Collateral Agent and the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee.

      Section 15.05. Release of Collateral.

            (a) The Company shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents and the Security Documents shall be terminated upon payment in full (whether by conversion or payment in cash) of all Principal Amount, premium, if any, Interest and Liquidated Damages, if any, on the Notes and of all other Obligations for the payment of money due and owing to the Trustee, the Collateral Agent or the Holders under this Indenture, the Notes, the Guarantees and the Security Documents either at the Stated Maturity or upon the satisfaction and discharge of this Indenture.

            (b) The Company shall be entitled to obtain a release of all or a portion of the Collateral, as applicable, pursuant to the terms of the Security Documents.

      Section 15.06. Permitted Releases not to Impair Collateral.

            (a) The Collateral Agent shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

            (b) The release of any Collateral from the Lien of the Security Documents or the termination of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with Trust Indenture Act Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by Trust Indenture Act
Section 314(d) may be made by an Officer of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company. A Person is "independent" if such Person (a) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (b) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely conclusively upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

      Section 15.07. Sufficiency of Release; Purchaser Protected. All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XV to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

      Section 15.08. Actions by the Collateral Agent. Subject to the provisions of the Security Documents, the Collateral Agent may in its sole discretion and without the consent of the Trustee or of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the Obligations of the Company and any Guarantors under the Security Documents.

      Section 15.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XV upon the Company in respect of the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XV; and if the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Collateral Agent.

      Section 15.10. Determinations Relating to Collateral. In the event (a) the Trustee or the Collateral Agent shall receive any written request from the Company under any Security Agreement for consent or approval in respect of any matter or thing relating to any Collateral or the Company's Obligations with respect thereto or (b) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (c) the Trustee or the Collateral Agent shall become aware of any material nonperformance by the Company of any covenant or any material breach of any representation or warranty of the Company set forth in any Security Agreement or the Securities Purchase Agreement, then, in each such event, the Trustee or the Collateral Agent shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee or the Collateral Agent, as applicable, on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee and the Collateral Agent shall be fully protected in accordance with Article VI hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.07.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                  AFG ENTERPRISES USA, INC.

                                  By: /s/ William Santo
                                      -----------------------------------------
                                      Name:  William Santo
                                      Title:  Chief Executive Officer


                                  THE BANK OF NEW YORK, as Trustee

                                  By: /s/ Geovanni Barris
                                      -----------------------------------------
                                      Name: Geovanni Barris
                                      Title:   Vice President

                                    EXHIBIT A

                              FORM OF FACE OF NOTE

      [INCLUDE IF NOTE IS A RESTRICTED NOTE -- THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE [AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF] MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF AFG ENTERPRISES USA, INC. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS NOTE [AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF] MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO AFG ENTERPRISES USA, INC. OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(IV) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

      [INCLUDE IF NOTE IS A GLOBAL NOTE -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY [(INCLUDING THE INITIAL DEPOSITARY)] OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

      [INCLUDE IF THIS IS A GLOBAL NOTE WITH DTC -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                            AFG Enterprises USA, Inc.

           Senior Secured [Nonconvertible/Convertible] Notes Due 2011

No. [  ]                CUSIP NO.                                U.S. $[       ]

      AFG Enterprises USA, Inc., a corporation duly organized and validly existing under the laws of the State of Nevada (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ], or
registered assigns, the principal sum of [              ] United States Dollars
($            ) [INCLUDE IF NOTE IS A GLOBAL NOTE -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the [Initial Depositary/ Depositary], in accordance with the rules and procedures of the [Initial Depositary/Depositary)]] on March ___ 2011(1) and to pay interest on said principal sum quarterly on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2006, at the rate specified in Section 12.01 of the Indenture to Holders of record on the immediately preceding March 15, June 15, September 15 and December 15 which interest has been paid, or if no interest has been paid, from March __, 2006 until the Principal Amount is paid or duly made available for payment. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any March 31, June 30, September 30 and December 31 will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date, which shall be March 15, June 15, September 15 and December 15 (whether or not a Trading Day) next preceding such March 31, June 30, September 30 and December 31, respectively.] Payment of the principal of and interest accrued on this Note shall be made by check mailed to the address of the Holder of this Note specified in the register of Notes, or, upon written application by a Holder of an aggregate Principal Amount of greater than U.S.$2 million to the Note Registrar setting forth wire instructions not later than ten (10) days prior to the relevant payment date, such Holder may receive payment by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      The Issue Date of this Note is March _____, 2006.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions requiring the redemption of such part of this Note as set forth in the Indenture [(a) (i) in respect of a Holder's vote against an Approved Business Combination Transaction or (ii) if the Holder votes against all Approved Business transactions and, (b) at the option of the Holder, (w) after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) of the Indenture in any two consecutive fiscal quarters, [(x) after the 18 month anniversary of the issuance of the Notes], [after the (1) the 36 month anniversary of the issuance of the Nonconvertible Note exchanged for this Note if the per share price of the Common Stock sold in the PIPE Offering is equal to or greater than $7 or (2) the 24 month anniversary of the issuance of the Nonconvertible Note exchanged for this
Note if the per share price of the Common Stock sold in the PIPE Offering is less than $7] [; (y) in connection with the Holder's making an Additional Contribution; or (z) if the Company does not raise at least $7,000,000 in additional capital within 6 months of the issuance of the Notes,](2) [giving the Holder of the Note the right to convert this Note into Common Stock of the Company] subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

----------
(1)  Insert date 60 months after the Issue Date

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       AFG ENTERPRISES USA, INC.

                                       By:
                                            ------------------------------------
                                            Authorized Signatory

----------
(2)  For Nonconvertible Notes only.

                                    EXHIBIT B

                             FORM OF REVERSE OF NOTE

      This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Secured [Nonconvertible/Convertible] Notes Due 2011 (the "Notes"), all issued or to be issued under and pursuant to an Indenture, dated as of March _____, 2006 (the "Indenture"), between the Company and The Bank of New York (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

      The indebtedness evidenced by the Notes is senior secured indebtedness of the Company and ranks superior to the Company's unsecured and subordinated indebtedness.

      1. Interest Rate. Interest on the Notes shall accrue at a rate equal to Interest on the Notes shall be payable quarterly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Notes shall accrue at a rate equal to [the greater of (A) [4.51%](3) and (B) the three month U.S. Treasury Rate (as reported on Bloomberg)](4) [LIBOR plus three percent (3%) per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months](5). [The applicable Interest Rate shall be determined for each quarterly interest period on the first Trading Day of such period.](6) [The applicable Interest Rate shall first be determined on the first Trading Day of the quarterly interest period during which any such Note(s) are first issued for that quarterly interest period and the next subsequent quarterly interest period, and shall be re-set on the first Trading Day of the second subsequent quarterly interest period and semi-annually thereafter on the first Trading Day of such period. On each Interest Dividend Payment Date, an additional sum shall be payable as interest on each Note equal to the product of (i) the number of shares of Common Stock into which such Note was convertible on the Record Date for such Interest Payment Dividend Date (without regard to the Conversion Limitation) and (ii) the dividends or distributions paid or otherwise made or deemed made by the Company in cash per share of Common Stock on such Interest Dividend Payment Date.](7) Interest on the Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from [March __ 2006](8), until the Principal Amount is paid or duly made available for payment.

----------
(3) The Federal mid-term rate as defined in Section 1274(d) of the Internal Revenue Code for debt obligations with annual compounding periods as specified by the Internal Revenue Service for the month in which the Note is issued.

(4)  For Nonconvertible Notes.

(5)  For Convertible Notes.

(6)  For Nonconvertible Notes.

(7)  For Convertible Notes.

      2. [Redemption Right of the Holder. Upon the consummation of an Approved Business Combination Transaction, the Company shall automatically redeem the Business Combination Pro Rata Transaction Amount of Holders of Nonconvertible Notes voting against the applicable Approval Business Combination Transaction and if a Holder votes against all Approved Business Combination Transactions, thirty-one days after the Threshold Acquisition Date, the remaining outstanding amount of the Note.]

      3. Redemption by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, (i) to redeem the Notes upon the request of such Holder after the failure by the Company to achieve the numbers of subscribers required by Section 10.17(b) of the Indenture in any two consecutive fiscal quarters, (ii) to redeem the Notes upon the request of such Holder at any time after [the 18 month anniversary of the issuance of the Note](9) [(1) the 36 month anniversary of the original issuance of the Nonconvertible Note(s) exchanged for this Note if the per share price of the Common Stock sold in the PIPE Offering is equal to or greater than $7 or (2) the 24 month anniversary of the original issuance of the Nonconvertible Note(s) exchanged for this Note if the per share price of the Common Stock sold in the PIPE Offering is less than $7](10) [, (iii) in connection with the Holder's making an Additional Contribution, or
            (iv) if the Company does not raise at least $7,000,000 in additional capital pursuant to an equity offering within 6 months of the initial issuance of the Notes](11) at the Optional Redemption Price, (which Optional Redemption Price will be paid in cash).

      4. Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Notes if a Fundamental Change occurs at any time prior to the Stated Maturity at the Fundamental Change Repurchase Price, (which Fundamental Change Repurchase Price, excluding the Make-Whole Premium, will be paid in cash, plus any Make-Whole Premium required by the terms of the Indenture).

----------
(8)  For Convertible Note(s), insert date of issuance of such Note(s).

(9)  For Nonconvertible Notes.

(10) For Convertible Notes only.

(11) For Nonconvertible Notes only.

      5. Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      6. Payment of Redemption Price and Fundamental Change Repurchase Price. If cash sufficient to pay the Redemption Price or Fundamental Change Repurchase Price as the case may be, of all Notes or portions thereof to be redeemed or repurchased on a Redemption Date or on a Fundamental Change, as the case may be, is deposited with the Paying Agent on the Trading Day preceding the Redemption Date or the Fundamental Change Settlement Date, as the case may be, the Notes to be redeemed or repurchased will cease to be Outstanding and interest and Liquidated Damages, if any, will cease to accrue on such Notes (or portions thereof) immediately after such Redemption Date or Fundamental Change Settlement Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price as the case may be) upon surrender of such Note.

      7. [FOR A NONCONVERTIBLE NOTE ONLY: Business Combination Transactions. At any time after the date hereof, the Company may seek the approval of the Nonconvertible Holders to a Business Combination Proposal by delivering a Business Combination Notice to the Nonconvertible Holders no earlier than sixty (60) Trading Days and no later than twenty (20) Trading Days prior to the date of the Business Combination Vote. The record date for any Business Combination Vote shall be such date as set by the Company in the Business Combination Notice, which shall be at least five (5) Trading Days prior to the date of such Business Combination Vote. The affirmative vote of Nonconvertible Holders of at least 75% in aggregate Principal Amount of the Outstanding Notes are required to approve any Business Combination Proposal. Within ten (10) Trading Days following the consummation of such Business Combination Transaction, the Trustee shall deliver a notice to each Nonconvertible Holder listing the Available Amount of the Company following the consummation of such Business Combination Transaction and the Holder's Business Combination Transaction Pro Rata Amount of such Business Combination Transaction.]

      8. [FOR A NONCONVERTIBLE NOTE ONLY: Penalty for Failure to Consummate Business Combination. If Holders of at least 75% in aggregate Principal Amount of the Outstanding Nonconvertible Notes fail to vote in favor of a Business Combination Proposal, the Company will not be permitted to present any further Business Combination Proposals to the Holders for a thirty day period thereafter.]

      9. [FOR A CONVERTIBLE NOTE ONLY: Conversion Privilege. Subject to the terms and conditions of the Indenture, a Holder may convert at any time the Principal Amount of such Note (or any portion thereof equal to any integral multiple of $1,000) into shares of Common Stock. The Conversion Price in effect at any given time is subject to adjustment. A Holder may convert fewer than all of such Holder's Notes so long as the Notes converted are an integral multiple of $1,000 principal amount. If this Note shall be surrendered for conversion during the period from the close of business on the Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted. If this Note shall be surrendered for conversion during the period subsequent to the close of business on the Interest Payment Date to the opening of business on the Record Date preceding the next Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the accrued and unpaid interest and Liquidated Damages, if any, since such Interest Payment Date on the Principal Amount being converted.]

      10. [FOR A CONVERTIBLE NOTE ONLY: Forced Conversion. At any time after the Threshold Acquisition Date and prior to the Stated Maturity, at the Company's option, the Outstanding Notes may be forced to convert into Common Stock upon at least twenty Trading Days' notice to the Holders, if, during the term of such Outstanding Notes certain conditions are met, including, without limitation, that the Common Stock trades at or above 200% of the Conversion Price for fifteen consecutive trading days with a specified minimum average volume for such period.]

      11. [FOR A CONVERTIBLE NOTE ONLY: Limitation on Conversion. Notwithstanding anything contained herein to the contrary, the Company shall not effect any conversion of any Note, and the Holder of any Note shall not have the right to convert any portion of any Note pursuant to this Section [11] that would be convertible into that number of Common Stock which, when added to the number of Common Stock otherwise beneficially owned by the Holder including those issuable upon the exercise of convertible securities, warrants or options held by the Holder, would exceed 4.99% of the outstanding Common Stock at the time of conversion. By written notice to the Company, the Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.]

      [INCLUDE IF NOTE IS A GLOBAL NOTE -- In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the [Initial Depositary/Depositary], shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the [Initial Depositary/Depositary.]

      [INCLUDE IF NOTE IS A RESTRICTED NOTE -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Note, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Notes, or to a prospective purchaser of any such Note designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

      If an Event of Default shall occur and be continuing, the Principal Amount plus accrued and unpaid interest and Liquidated Damages, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding in respect of the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default in respect of the Notes, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Notes a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change Repurchase Price of or interest and Liquidated Damages, if any, on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form in denominations of any integral multiple of $1.00, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate Principal Amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

If you want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:









(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                                  Signed:
                                               ---------------------------------


       (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:________________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1) _____  to the Company or a subsidiary thereof; or

(2) _____ to a "Qualified Institutional Buyer" pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) _____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.



Date:                                  Signed:
                                               ---------------------------------



       (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:____________________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account in respect of which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                  Signed:
                                               ---------------------------------

NOTICE: To be executed by an executive officer.

                                CONVERSION NOTICE

      If you want to convert this Note into Common Stock of the Company, check the box:

      To convert only part of this Note, state the Principal Amount to be converted (which must be either the Outstanding Principal Amount or an integral multiple of $1,000):

      $

      If you want the stock certificate made out in another person's name, fill in the form below:

              (Insert other person's social security or tax ID no.)

            (Print or type other person's name, address and zip code)



Date:                                  Signed:
                                               ---------------------------------



       (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:____________________________________________________________


Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT C

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  The Bank of New York, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:                                  The Bank of New York, as Trustee


                                       By:
                                           -------------------------------------
                                             Authorized Signatory

                                    EXHIBIT D

                  FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

                                      , 20

---------------------------------------------


---------------------------------------------


---------------------------------------------


---------------------------------------------

Attention:

              Re: AFG Enterprises USA, Inc. (the "Company")

Senior Secured Notes Due 2011

This is a Fundamental Change Repurchase Notice as defined in Section 11.07 of the Indenture dated as of March _____, 2006 (the "Indenture") between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes:

I intend to deliver the following aggregate Principal Amount of Notes for purchase by the Company pursuant to Section 11.07 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Notes will be purchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:_________________________________________________________________________

                                    EXHIBIT E

                          Senior Secured Notes Due 2011

                                       of

                            AFG ENTERPRISES USA, INC.

                  BUSINESS COMBINATION QUESTIONNAIRE AND BALLOT


Any capitalized terms used but not defined herein shall have the respective meanings given to them in that certain Indenture, dated as of March ___, 2006, between AFG Enterprises USA, Inc. and The Bank of New York, a New York banking corporation, as Trustee.

Section A: Please complete this Section.


--------------------------------------------------------------------------------
Name of Entity (Please Print)


--------------------------------------------

--------------------------------------------
Office Address


--------------------------------------------
City, State and Zip Code

--------------------------------------------
Telephone Number

--------------------------------------------
Fax Number (if available)

--------------------------------------------
E-Mail (if available)

Aggregate Principal Amount of Nonconvertible Notes
Held:                                              $----------------------------


Section B: Please initial next to the one of the following statements you choose.


I hereby vote FOR the Business Combination Proposal described in the Business Combination Notice to which this Questionnaire and Ballot is attached.
___________

I hereby vote AGAINST the Business Combination Proposal described in the Business Combination Notice to which this Questionnaire and Ballot is attached.
___________

Name:________________________________________________                Date:______
Title:___________________________________

Section C: If you vote for the Business Combination Proposal and it becomes an Approved Business Combination Transaction, then that Principal Amount of your Nonconvertible Note(s) in an amount equal to your Business Combination Pro Rata Transaction Amount will be exchanged for Convertible Note(s), which will be held by DTC as depositary. In connection therewith, please complete the following.


Issue to Name:
                          ------------------------------------------------------
                          ------------------------------------------------------
                          ("Street Name")

Broker:
                          ------------------------------------------------------
                          ------------------------------------------------------

Broker's DTC Number:
                          ------------------------------------------------------
                          ------------------------------------------------------

Broker Contact and Phone:
                          ------------------------------------------------------
                          ------------------------------------------------------

                          ------------------------------------------------------
                          ------------------------------------------------------

                          ------------------------------------------------------

Section D: If you vote for the Business Combination Proposal and it becomes an Approved Business Combination Transaction, then that Principal Amount of your Nonconvertible Note(s) will be exchanged for Convertible Note(s) in an amount equal to your Business Combination Pro Rata Transaction Amount. We therefore request that you fill out this Section. Please Check all boxes below which correctly describe you.

|_| You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
         (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and (1) the decision that you shall exchange some or all of your Nonconvertible Note(s) for the Convertible Note(s) is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (2) you have total assets in excess of $5,000,000 and the decision that you shall exchange some or all of your Nonconvertible Note(s) for the Convertible Note(s) is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Regulation D") or (3) you are a self-directed plan and the decision that you shall exchange some or all of your Nonconvertible Note(s) for the Convertible Note(s) is made solely by persons or entities that are accredited investors.

|_| You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

|_| You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of exchanging some or all of your Nonconvertible Note(s) for the Convertible Note(s) and with total assets in excess of $5,000,000.

|_| You are a director or executive officer of AFG Enterprises USA, Inc. or any of its Subsidiaries.

|_| You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time of your exchange some or all of your Nonconvertible Note(s) for the Convertible Note(s).

|_| You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

|_| You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of exchanging some or all of your Nonconvertible Note(s) for the Convertible Note(s), and such exchange is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

|_| You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

      The undersigned hereby represents and warrants that all of its answers to this Business Combination Questionnaire and Ballot are true as of the date of its execution of the Indenture, dated as of March [ ], 2006, between the AFG Enterprises USA, Inc. (the "Company") and The Bank of New York (the "Indenture"), pursuant to which it exchanged Nonconvertible Notes of the Company for Convertible Notes of the Company.



------------------------------------      --------------------------------------
Name of Purchaser  [please print]         Name of Co-Purchaser  [please print]


------------------------------------      --------------------------------------
Signature of Purchaser (Entities          Signature of Co-Purchaser
please provide signature of
Purchaser's duly authorized
signatory.)


------------------------------------
Name of Signatory (Entities only)


------------------------------------
Title of Signatory (Entities only)

Section E: Pursuant to Section 11.02(a) of the Indenture, if you vote against an Approved Business Combination Transaction, the Company must redeem that portion of the Principal Amount of your Outstanding Nonconvertible Notes in an amount in cash equal to your BT Redemption Amount in respect of such Approved Business Combination Transaction at the BT Redemption Price. Please provide wire instructions to be used in case of such redemption.

            Bank:

            ABA:

            Acct:

            Acct #:

            Ref.:

[[To be included only prior to first approval of a Business Combination Transaction]Section F: Pursuant to Sections 11.01(c) and 11.02(c) of the Indenture, after the first Approved Business Combination Transaction, any Holder may elect to exchange Nonconvertible Notes for Convertible Notes in an amount equal to such Holder's Business Combination Pro Rata Amount Transaction or BT Redemption Amount, as applicable. In connection with any such exchange the Company must redeem from each exchanging Holder such Holder's remaining Outstanding Nonconvertible Notes. In order to effect such exchange and redemption Holders must deliver a notice indicating, among other things, that the Holder is electing to have Nonconvertible Notes exchanged for Convertible Notes and that the Company shall redeem all remaining Nonconvertible Notes of such Holder.

If you wish to exercise the rights granted to you under Sections 11.01(c) and 11.02(c) of the Indenture, please sign in the space below the following statement.

"I hereby elect to exercise the option granted to me under Sections 11.01(c) and 11.02(c) of the Indenture."



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Title


--------------------------------------------------------------------------------
Date]